EXECUTION COPY



               AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of September 6, 1999, is made by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold Banc"), GOLD BANC ACQUISITION CORPORATION XI, INC., a Kansas corporation ("Acquisition Subsidiary"), and AMERICAN BANCSHARES, INC., a Florida corporation (the "Company").

                             RECITALS

          A. The Boards of Directors of Gold Banc, Acquisition Subsidiary and the Company have approved and deem it advisable and in the best interests of their respective companies and stockholders that Gold Banc and the Company become affiliated through the merger of the Company with and into Acquisition Subsidiary in the manner hereinafter set forth (the "Merger" or the "Company Merger").

          B. As a condition to Gold Banc entering into this Agreement, Gold Banc has required that the Significant
Shareholders (as defined herein) agree to enter into a Voting
Agreement dated the date hereof substantially in the form attached hereto as Exhibit A.

          C.   The parties desire to make certain
representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                            AGREEMENT

          ACCORDINGLY, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

          Section 1.1    Defined Terms.  As used in this
Agreement, the following terms have the following meanings:

          "280G Opinion Letter" shall have the meaning set forth in Section 8.12 hereof.

          "401(k) Plan" shall have the meaning set forth in
Section 5.17 hereof.

          "ABICT" means the ABI Capital Trust, a Delaware business trust formed by the Company on May 21, 1998.

          "ABICT Common Securities" shall have the meaning set forth in Section 3.2(c) hereof.

          "ABICT Preferred Securities" shall have the meaning set forth in Section 3.2(c) hereof.

          "Acquisition Proposal" means any proposal for a tender or exchange offer, a merger, consolidation or other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary, or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, or a material amount of voting securities of (with the acquisition of beneficial ownership of 15% or more of the Company's or any Subsidiary's voting securities being deemed to be material for this purpose), or, outside the ordinary course of business, any sale of a significant amount of assets of, the Company or any Subsidiary, or similar transactions involving the Company or any Subsidiary, other than the Merger.

          "Acquisition Subsidiary" means Gold Banc Acquisition
Corporation XI, Inc., a Kansas corporation, and its successors and assigns.

          "Acquisition Subsidiary Common Stock" shall have the meaning set forth in Section 2.6 hereof.

          "Action" means any action, suit, claim, demand, petition, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or arbitrator.

          "Affiliate Letter" shall have the meaning set forth in
Section 8.8 hereof.

          "Agreement" means this Agreement and Plan of Reorganization.

          "Average Gold Banc Stock Price" means the average of the closing sales price of Gold Banc Common Stock as reported by Nasdaq on each of the ten consecutive trading days immediately preceding the third trading day prior to the Determination Date.

          "Bank" means American Bank, a Florida banking corporation.

          "BHC Act" means the Banking Holding Company Act of
1956, as amended, and the regulations promulgated hereunder.

          "Business Day" means a day other than Saturday, Sunday or another day on which commercial banks in Kansas or Florida are authorized or required by law to close.

          "Closing" means the consummation of the transactions contemplated hereby.

          "Closing Date" shall have the meaning set forth in
Section 2.2 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Company" means American Bancshares, Inc., a Florida corporation, and its successors and assigns.

          "Company Common Stock" means the common stock, par value $1.175 per share, of the Company.

          "Company Merger" shall have the meaning set forth in the Recitals hereof.

          "Company Plans" shall have the meaning set forth in
Section 3.15 hereof.

          "Company Preferred Stock" means the preferred stock, $1.175 par value per share, of the Company.

          "Company SEC Documents" shall have the meaning set forth in Section 3.6 hereof.

          "Company Stock Options" shall have the meaning set forth in Section 3.2(a) hereof.

          "Company's Accountants" means PricewaterhouseCoopers
LLP, and its successors.

          "Company's Counsel" means Carlton, Fields, Ward,
Emmanuel, Smith & Cutler, P.A., and its successors.

          "Confidentiality Agreement" means the Confidentiality
Agreement, dated August 2, 1999, by and between Gold Banc and the Company.

          "Consent" means a consent, approval, authorization, waiver or notification from any Person or Governmental Entity.

          "Contract" means any contract, agreement, mortgage, deed of trust, indenture, instrument, promissory note, lease or other legally binding commitment or arrangement.

          "Damages" means all losses, claims, damages, costs, fines, penalties, obligations, judgments, payments, liabilities, deficiencies and diminutions in value (including those arising out of any Action), together with all reasonable costs and expenses (including reasonable outside attorneys' fees and reasonable out-of-pocket expenses) incurred in connection with any of the foregoing.

          "Determination Date" means the date on which the last of the following occurs: (i) the effective date (including the expiration of any applicable waiting period by Law) of the last required Consent or Order of any Governmental Entity having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of both the Company and Gold Banc have both approved this Agreement and the Merger.

          "Effective Time" shall have the meaning set forth in
Section 2.2 hereof.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder as in effect at the applicable time.

          "Exchange Agents" shall have the meaning set forth in
Section 2.8(a) hereof.

          "Exchange Ratio" shall have the meaning set forth in
Section 2.7(b) hereof.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the regulations promulgated pursuant thereto.

          "Finance" means Freedom Finance Company, a Florida corporation, and its successors and assigns.

          "FBCA" means the Florida Business Corporation Act, as amended from time to time.

          "GAAP" means United States generally accepted accounting principles, applied on a basis consistent with prior periods, as in effect on the date of this Agreement, applicable to banks, savings associations, or bank holding companies, as the case may be. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the period to which reference is made.

          "GBC Florida, Inc." shall have the meaning set forth in
Section 2.3(a) hereof.

          "Gold Banc" means Gold Banc Corporation, Inc., a Kansas corporation, and its successors and assigns.

          "Gold Banc Common Stock" means the common stock, par value $1.00 per share, of Gold Banc.

          "Gold Banc Confidential Information" shall have the meaning set forth in Section 5.16 hereof.

          "Gold Banc Plans"  shall have the meaning set forth in
Section 4.12 hereof.

          "Gold Banc Preferred Stock" means the preferred stock, no par value per share, of Gold Banc.

          "Gold Banc SEC Documents" shall have the meaning set forth in Section 4.7 hereof.

          "Gold Banc Subsidiaries" shall have the meaning set forth in Section 4.1(c) hereof.

          "Gold Banc's Accountants" means KPMG LLC, and its successors.

          "Gold Banc's Counsel" means Stinson, Mag & Fizzell,
P.C., and its successors.

          "Governmental Entity" means any federal, state or local government, any of its subdivisions, agencies, authorities, commissions, boards or bureaus, and any federal, state or local court or tribunal.

          "IRS" means the United States Internal Revenue Service.

          "KGCC" means the Kansas General Corporation Code, as amended from time to time.

          "Laws" means any federal, state, local, municipal or other constitution, statute, rule, regulation or ordinance or common law of any state.

          "Lease" means any Real Property Lease or Personal
Property Lease.

          "Leased Facilities" shall have the meaning set forth in
Section 3.11(a) hereof.

          "Leased Personal Property" shall have the meaning set forth in Section 3.11(b) hereof.

          "License" means any permit, license, variance, exemption, order, franchise or approval from any Person or Governmental Entity.

          "Lien" means any lien, mortgage, deed of trust, security interest, charge, claim, imposition, community property interest, option, pledge, right of first refusal, retention of title agreement, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title or the use, benefit or value of the asset in question, including without limitation any restriction on transfer, receipt of income or any other attribute of ownership.

          "Material Adverse Effect" or "Material Adverse Change" to a party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of a party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect or Material Adverse Change shall not include (a) changes in banking and similar Laws of general application, or interpretations thereof by Governmental Entities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks or bank holding companies, (c) actions or omissions of a party (or its subsidiaries) taken with the prior informed consent of the other party in contemplation of the transactions contemplated by this Agreement, (d) circumstances affecting Florida based or regional banks generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Company or Gold Banc.

          "Merger" shall have the meaning set forth in the Recitals hereof.

          "Nasdaq" means the Nasdaq National Market System.

          "OREO" means other real estate owned.

          "Order" means any order, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

          "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

          "Personal Property Leases" shall have the meaning set forth in Section 3.11(b) hereof.

          "Pooling Letter" shall have the meaning set forth in
Section 5.12(b) hereof.

          "Proxy Statement" shall have the meaning set forth in
Section 10.1 hereof.

          "Real Property Leases" shall have the meaning set forth in Section 3.11(a) hereof.

          "Registration Statement" shall have the meaning set forth in Section 10.1 hereof.

          "Rule 4460" shall have the meaning set forth in Section
4.3(a) hereof.

          "SEC" means the United States Securities and Exchange
Commission and the staff thereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect at the applicable time.

          "Significant Stockholders" means, collectively, J. Gary
Russ, Ronald L. Larson, Timothy I, Miller, Dan E. Molter, Kirk D.
Moudy, Lynn B. Powell III, Walter L. Presha, R. Jay Taylor and
Edward D. Wyke, and their heirs, successors and assigns.

          "Subsidiaries" means, collectively, the Bank, ABICT and Finance, and "Subsidiary" means any one of the Subsidiaries.

          "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

          "Termination Fee" shall have the meaning set forth in
Section 11.3 hereof.

          "Total Equity Capital" means, with respect to any Person, the sum of outstanding capital stock, paid in capital, retained earnings and current year earnings, all determined in accordance with GAAP, but excluding any FAS 115 adjustments.

          "Year 2000 Compliant" means the ability to perform date sensitive functions for all dates before and after January 1, 2000.

          "Year 2000 Problem" means the risk that computer applications used by the applicable Person may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any date after December 31, 1999.

          Section 1.2    Construction.

          (a) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments, and restatements of such agreement, instrument or document.

          (b) As used in this Agreement, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Whenever an item or items are listed after the word "including," such listing is not intended to be a listing that excludes items not listed.

          (d) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include individuals, corporations, partnerships, joint ventures, associations, joint-stock companies, trusts, unincorporated organizations and governments and any agency or political subdivision thereof.

                            ARTICLE II
                        THE COMPANY MERGER

          Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the KGCC and the FBCA, at the Effective Time, the Company shall be merged with and into Acquisition Subsidiary and the separate existence and corporate organization of the Company shall thereupon cease and the Company and Acquisition Subsidiary shall thereupon be a single corporation. Acquisition Subsidiary shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate corporate existence of Acquisition Subsidiary shall continue unaffected and unimpaired by the Merger.

          Section 2.2    Effective Time of the Company Merger.
On the Closing Date (as hereinafter defined), officers of the Company and Acquisition Subsidiary shall execute and acknowledge appropriate certificates or articles of merger that shall be filed with the Kansas Secretary of State and the Florida Secretary of State in accordance with the KGCC and the FBCA. The Merger and the other transactions contemplated by this Agreement shall become effective on the date that such certificates or articles of merger have been filed with the Kansas Secretary of State and the Florida Secretary of State in accordance with the KGCC and the FBCA (the "Effective Time"). The Closing shall be on a day (the "Closing Date") occurring not later than ten (10) days nor earlier than five (5) days after the Determination Date at 10:00 a.m. at the office of Gold Banc's Counsel, which day shall be specified by notice from Gold Banc to the Company (such notice to be at least five (5) days in advance of such Closing
Date), or on such other date and at such other place and time as the parties hereto may mutually agree. Unless the Company and Gold Banc otherwise mutually agree in writing, the parties to this Agreement shall use their best efforts to cause the Effective Time to occur on the Closing Date or the next Business Day, but in no event shall the Effective Time be more than three Business Days following the Closing.

          Section 2.3    Articles of Incorporation, Bylaws,
Directors and Officers.

          (a) The Articles of Incorporation and Bylaws of Acquisition Subsidiary as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time until amended as provided by Law, except that the name of the Surviving Corporation shall be changed to "GBC Florida, Inc." at the Effective Time.

          (b)  The officers and directors of Acquisition
     Subsidiary shall continue as the officers and directors of the Surviving Corporation from and after the Effective Time, subject to the Bylaws of the Surviving Corporation and applicable Laws.

          Section 2.4    Effect of Company Merger.  From and
after the Effective Time, the Merger shall have the effects on the Company and Acquisition Subsidiary set forth in Section
607.1106 of the FBCA and Section 17-6709 of the KGCC.

          Section 2.5 Further Assurances. If at any time after the Effective Time, Acquisition Subsidiary shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or other actions or things are necessary or desirable to vest, perfect, confirm or record in Acquisition Subsidiary the title to any property, rights, privileges, powers, or franchises of the Company, the former Board of Directors and officers of the Company may, and are hereby authorized to, execute and deliver in the name and on behalf of the Company or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Acquisition Subsidiary, and otherwise to carry out the provisions of this Agreement.

          Section 2.6 Conversion of Acquisition Subsidiary Common Stock. At the Effective Time, each share of common stock, $1.00 par value per share, of Acquisition Subsidiary ("Acquisition Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and shall be unaffected by the Company Merger.

          Section 2.7    Effect of Merger on Company Common
Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a) Each share of Company Common Stock that is either authorized but unissued or held in the treasury of the Company, if any, or held by the Company or any Subsidiary other than as trustee, fiduciary, nominee or some similar capacity or for debts previously contracted shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefor.

          (b) Each outstanding share of Company Common Stock issued and outstanding at the Effective Time, of which 5,028,584 shares are issued and outstanding as of the date hereof, shall cease to be outstanding and shall be converted into and exchanged for the number of shares (the "Exchange Ratio") of Gold Banc Common Stock determined by dividing $18.18 by the Average Gold Banc Stock Price, with the Exchange Ratio being rounded to four decimal places. Notwithstanding the foregoing, (i) if the Average Gold Banc Stock Price is greater than $13.75, then the Exchange Ratio shall be $18.18 divided by $13.75 and (ii) if the Average Gold Banc Stock Price is less than $11.00, then the Exchange Ratio shall be $18.18 divided by $11.00, in either case rounded to four decimal places. Fractions of shares determined pursuant to this Section 2.7(b) shall be rounded to three decimal places.

If the Average Gold Banc Stock Price on the Determination Date is less than $10.00 or if the Company, the Bank or Finance fail to achieve any of the financial measures set forth in Section 8.5 hereof, then Gold Banc and the Company shall in good faith attempt to negotiate a mutually acceptable revised Exchange Ratio; provided, however, that if a mutually acceptable revised Exchange Ratio is not negotiated within five (5) Business Days following the Determination Date, then the Company may terminate this Agreement as provided in Section 11.1(h) hereof, or Gold Banc may terminate this Agreement as provided in
Section 11.1(d)(i) hereof, respectively.

          Section 2.8    Exchange of Certificates.

          (a) Gold Banc, on behalf of Acquisition Subsidiary, shall make available to American Stock Transfer and Trust Co., which is hereby designated as the exchange agent (the "Exchange Agents"), on or prior to the Closing Date, such number of shares of Gold Banc Common Stock (and cash in lieu of fractional shares) as shall be issuable or deliverable to the holders of Company Common Stock in accordance with
     Section 2.7 hereof. As soon as practicable after the Effective Time, Gold Banc, on behalf of the Exchange Agents, shall mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Banc Common Stock. The Gold Banc Common Stock into which the Company Common Stock is being converted in accordance with Section 2.7(b) hereof shall be delivered to each stockholder of the Company as set forth in a letter of transmittal.

          (b) Notwithstanding any other provision herein, no fractional shares of Gold Banc Common Stock and no certificates or scrip therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Banc Common Stock to which a holder of Company Common Stock would otherwise be entitled to under Section 2.7
     hereof shall be aggregated.   If a fractional share results
     from such aggregation, such stockholder shall be entitled, after the Effective Time and upon the surrender of such stockholder's certificate or certificates representing shares of Company Common Stock, to receive from the Exchange Agents an amount in cash in lieu of such fractional share equal to the product of such fraction and the Average Gold Banc Stock Price. Gold Banc, on behalf of Acquisition Subsidiary, shall make available to the Exchange Agents, as required from time to time, any cash necessary for this purpose.

          Section 2.9    Closing of the Company Transfer Books.
At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

          Section 2.10   Voting and Dividends.

          (a) Until sixty (60) days after the Effective Time, former shareholders of the Company shall be entitled to vote at any meeting of the stockholders of Gold Banc the number of shares of Gold Banc Common Stock into which their shares of the Company Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Company Common Stock for certificates representing Gold Banc Common Stock in accordance with the provisions of this Agreement.

          (b) No dividends or other distributions that are declared after the Effective Time with respect to Gold Banc Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company stockholders entitled to receive certificates representing Gold Banc Common Stock until such stockholders surrender to the Exchange Agent their certificates representing Company Common Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Gold Banc Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Banc Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the stockholder in whose name the certificates representing such Gold Banc Common Stock shall be issued any dividend on such Gold Banc Common Stock that shall have (i) a record date subsequent to the Effective Time and prior to such surrender and (ii) a payment date after such surrender, and such payment shall be
     made on such payment date.   In no event shall the
     stockholders entitled to receive such dividends be entitled to receive interest on such dividends.

          Section 2.11   Stockholders' Approval.

          (a) The Company agrees to submit this Agreement and the transactions contemplated hereby to its stockholders for approval to the extent required and as provided by Law and the Articles of Incorporation and Bylaws of the Company and
     in accordance with Section 10.1 hereof.   The Company shall
     use its reasonable best efforts to take all steps as shall be required for the stockholders' meeting to obtain such approval to be held as soon as reasonably practicable after
     the effective date of the Registration Statement.   Subject
     to the exercise of the fiduciary duties of the Company's Board of Directors, the Company shall, through its Board of Directors, recommend that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to secure such approval.

          (b) Gold Banc agrees to submit this Agreement and the transactions contemplated hereby to its stockholders for approval to the extent required and as provided by Rule 4460
     of the rules of Nasdaq.   Subject to the exercise of
     fiduciary duties by Gold Banc's Board of Directors, Gold Banc shall, through its Board of Directors, recommend that the stockholders of Gold Banc approve and adopt this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to secure such approval.

          (c) Acquisition Subsidiary agrees to submit this Agreement and the transactions contemplated hereby to its sole stockholder for approval to the extent required and as provided by Law, the Articles of Incorporation and Bylaws of Acquisition Subsidiary. Subject to the exercise of fiduciary duties by Acquisition Subsidiary's Board of Directors, Acquisition Subsidiary shall, through its Board of Directors, recommend that the stockholders of Acquisition Subsidiary approve and adopt this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to secure such approval.

          Section 2.12 Adjustments. If at any time during the period between the date hereof and the Effective Time, any change in the number of outstanding shares of Gold Banc Common Stock is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or combination, or similar recapitalization for which a record date is not established) during such period, the Exchange Ratio shall be proportionately adjusted on a pro rata basis so as to prevent the dilutive effect of such transaction on a percentage ownership basis.

          Section 2.13   Voting Agreements.   Contemporaneously
with the execution and delivery of this Agreement, each of the Significant Stockholders and Gold Banc shall execute and deliver the Voting Agreement in the form attached hereto as Exhibit A.

          Section 2.14   Decrease in Exchange Ratio for Failure
to Achieve Financial Measures.

          (a) If by the Closing Date any of the Company, the Bank or Finance fail to achieve any of the financial measures set forth in Section 8.5 hereof and Gold Banc desires to waive compliance with such condition precedent and consummate the Merger, then Gold Banc and the Company shall in good faith attempt to negotiate a mutually acceptable revised Exchange Ratio, which negotiations shall be based upon the formula set forth in Section 2.14(b) hereof; provided, however, that if a mutually acceptable revised Exchange Ratio is not negotiated within five (5) Business Days, then Gold Banc may terminate this Agreement as provided in Section 11.1(d)(i) hereof.

           (b) The basis of such negotiations shall be that the Exchange Ratio otherwise determined as set forth in Section 2.7(b) hereof would be decreased accordingly, on a pro rata basis, as follows: (i) multiplying the aggregate dollar amount of the shortfalls (with shortfalls in the reserves for loan and lease losses requirements set forth in Section 8.5(a) and (c) hereof treated on an after-tax basis) in financial performance (without duplication) by 3.38 (the multiple of book value being paid by Gold Banc); (ii) subtracting the product obtained in (i) from $95,058,347 (which is not adjusted for the cash proceeds from the exercise of stock options), the nominal purchase price being paid by Gold Banc for the Company ($18.18 per share x [5,028,584 outstanding shares of Company Common Stock + 200,148 shares under outstanding Company Stock Options]); (iii) dividing the remainder obtained in (ii) by 5,228,732, the sum of the outstanding shares of Company Common Stock and Company Stock Options, rounded to two decimal places; and (iv) substituting the quotient obtained in (iii) in place of "$18.18" everywhere it appears in Section 2.7(b) hereof.

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby makes the following representations and warranties to Gold Banc and Acquisition Subsidiary, each of which is true and correct on the date hereof and will be true and correct as of the Effective Time, each of which shall be unaffected by any investigation heretofore or hereafter made by Gold Banc or Acquisition Subsidiary or their respective representatives.

          Section 3.1    Organization and Active Status.

          (a) Company. The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Florida with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. The Company is duly registered as a bank holding company under the BHC Act. The Company has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct
     copies of its Articles of Incorporation and Bylaws.   The
     Company is duly qualified and in good standing in all states where the conduct of its business so requires except where failure to so qualify is not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

          (b)  Bank.  The Bank is a wholly-owned subsidiary of
     the Company and is a Florida banking corporation duly
     organized, validly existing and in active status under the laws of the State of Florida, with all requisite corporate power and authority to own, lease and operate its properties
     and conduct its business as it is now being conducted.   The
     Bank has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct copies of its Articles of Incorporation and Bylaws. The Bank is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect on the Bank.

          (c) ABICT. ABICT is a subsidiary of the Company and is a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite trust power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. ABICT has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct copies of its Certificate of Trust and Amended and Restated Trust Agreement. ABICT is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect on ABICT.

          (d) Finance. Finance is a subsidiary of the Company and is a Florida corporation duly organized, validly existing and in active status under the laws of the State of Florida, with all requisite power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. Finance has heretofore made available to Gold Banc and Acquisition Subsidiary complete and correct copies of its Articles of Incorporation and Bylaws. Finance is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect on Finance.

          (e) The list of subsidiaries filed as Exhibit 21.1 to the most recently filed Company SEC Document on Form 10-K for the fiscal year ended December 31, 1998, is a true and complete list of all of the Company's subsidiaries, direct and indirect, as of the date hereof.

          Section 3.2    Capital Structure.

          (a)  Company.   As of the date hereof, the authorized
     capital stock of the Company consists only of 20,000,000
     shares of Company Common Stock, of which 5,028,584 shares of
     Company Common Stock are issued and outstanding, and
     5,000,000 shares of Company Preferred Stock, of which no
     shares are issued and outstanding.   All outstanding shares
     of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.
     Except for 199,098 shares of the Company Common Stock reserved for issuance upon the exercise of outstanding options of the Company (the "Company Stock Options"), as of the date of this Agreement, there are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital stock of the Company, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any Company Common Stock, Company Preferred Stock or any other securities of the Company. There are not as of the date hereof and will not be as of the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company or Gold Banc from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

          (b) Bank. The authorized capital stock of the Bank consists only of 4,000,000 shares of common stock, par value $1.175 per share, of which 2,382,570 shares are issued and outstanding. All of the issued and outstanding shares of common stock of the Bank are owned beneficially and of record by the Company, free and clear of all Liens. All outstanding shares of common stock of the Bank are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital stock of the Bank, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any common stock or any other securities of the Bank.

          (c) ABICT. The capital of ABICT consists only of $503,000 of 8.5% Common Securities ("ABICT Common Securities") issued and outstanding and $16,752,000 of 8.5% Preferred Securities ("ABICT Preferred Securities") issued and outstanding. All of the issued and outstanding ABICT Common Securities are owned beneficially and of record by the Company, free and clear of all Liens. All outstanding ABICT Common Securities are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital of ABICT, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any ABICT Common Securities or ABICT Preferred Securities or any other securities of ABICT.

          (d)  Finance.   The authorized capital stock of Finance
     consists only of 10,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. All outstanding shares of common stock of Finance are owned beneficially and of record by the Company, free and clear of all Liens. All outstanding shares of common stock of Finance are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the capital stock of Finance, whether or not issued, including without limitation securities convertible into or evidencing the right to purchase any common stock or any other securities of Finance.

          Section 3.3    Authority.  The Company has all
requisite corporate power and authority to execute and deliver this Agreement and all other agreements to be executed and delivered by the Company pursuant hereto, and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the FBCA and the Company's Articles of Incorporation and Bylaws, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements to be executed and delivered by the Company pursuant hereto and thereto, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to such approval of this Agreement and the Merger by the stockholders of the Company in accordance with the FBCA. This Agreement has been, and all other agreements to be executed and delivered by the Company will be prior to the Effective Time, duly executed and delivered by the Company, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the FBCA, and (assuming due authorization, execution, and delivery by Gold Banc and Acquisition Subsidiary) constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except in all cases to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of Creditors' rights and remedies generally and except that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

          Section 3.4 Stockholder Approval. The Board of Directors of the Company has directed or will direct that this Agreement and the Merger contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of the Company's stockholders, no other stockholder action is necessary to approve this Agreement and to consummate the Merger contemplated hereby. The Board of Directors will recommend that the stockholders approve this Agreement and the Merger contemplated hereby, subject to their fiduciary duties. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, and to consummate the Merger and the transactions contemplated hereby. No approval of a number of outstanding shares of capital stock of the Company greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the Merger and the transactions contemplated hereby.

          Section 3.5    No Violations.

          (a) The execution and delivery of this Agreement and all other agreements to be executed and delivered by the Company pursuant hereto, the performance of the Company's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, violate or constitute a breach or default under (i) the Articles of Incorporation or Bylaws or other organizational documents of the Company or any Subsidiary,
     (ii) any provision of any Contract, Lien, Order or other restriction of any kind or character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary, or any of their assets, is bound or (iii) result in the creation or imposition or any Lien upon the capital stock or the assets of the Company or any Subsidiary; except in the case of Sections 3.5 (a)(ii) and (iii), such conflicts, violations, breaches or defaults which are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

          (b) The Company and the Subsidiaries are not currently in violation, breach or default of, and the consummation of the transactions contemplated hereby will not, subject to obtaining all required regulatory approvals and making all required state and federal securities law filings, cause any violation, breach or default of, any Laws, Orders, or Contracts applicable to the Company or any of the Subsidiaries except for any violations, breaches or defaults that are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (c) All Licenses required or necessary for the Company or any of the Subsidiaries to carry on their respective businesses as they are currently conducted have been obtained and are in full force and effect. The Company and the Subsidiaries are in compliance with all terms of the Licenses, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          Section 3.6 SEC Documents and Financial Statements. The Company has filed and made available to Gold Banc and Acquisition Subsidiary a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1996 (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statements or omissions therein which were corrected or otherwise disclosed or updated in a subsequent Company SEC Document). The audited financial statements and the unaudited financial statements of the Company (including in each case, the notes thereto) contained in the Company SEC Documents filed on Form 10-K (or Form 10-KSB) or Form 10-Q (or Form 10-QSB), including Company SEC Documents filed subsequent to the date hereof on such forms, (i) are or will be prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q or Form 10-QSB, as the case may be, and by Rule 10-01 of Regulation S-X promulgated by the
SEC), and (ii) present or will present fairly the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, and except for the absence of certain footnote information in the unaudited statements). Reserves for the Company's current and deferred federal and state income tax liabilities have been accrued in
accordance with GAAP.   Neither the Company nor either of the
Subsidiaries has any material liability or obligation of a type which would be included in a balance sheet prepared in accordance with GAAP whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except and to the extent disclosed or reflected in the financial statements included in the Company SEC Documents.

          Section 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to stockholders of the Company and Gold Banc or at the times of the meetings of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, other than information supplied or required to be supplied by Gold Banc and Acquisition Subsidiary.

          Section 3.8 Internal Controls and Records. The Company and the Subsidiaries maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (i) in all material respects, executed in accordance with its management's general or specific authorization, and (ii) recorded in conformity with GAAP.

          Section 3.9 Taxes. The Company and the Subsidiaries each have timely filed, or requests for extensions have been timely filed for, all tax returns required to be filed by them through the date hereof, and the Company and the Subsidiaries have timely paid and discharged all taxes shown to be due on such returns and have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company or the appropriate Subsidiary is maintaining reserves adequate for their payment. The liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. The Company has not been advised that the IRS or any other Governmental Entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against the Company or any Subsidiary, any deficiency or claim for additional taxes. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax.
There are no tax liens on any assets (excluding OREO properties) of the Company or any Subsidiary other than Liens for taxes which are not yet due and payable. Neither the Company nor any Subsidiary has received a ruling or entered into an agreement with the IRS or any other Governmental Entity or taxing authority or agency that is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Immediately after the consummation of the Merger (and without regard to any actions that may be taken by Gold Banc or the Surviving Corporation following the Merger), the interest paid on subordinated debentures issued by the Company to ABICT will be deductible by the Surviving Corporation to the same extent deductible by the Company as of the date hereof as interest payments for federal income tax purposes.

          Section 3.10 Title to Assets. The Company and the Subsidiaries have good and marketable title to and possession of all their respective material real and personal properties and assets reflected in the Company's financial statements as being owned by the Company or its Subsidiaries, in each case free and clear of any Liens (except as reflected on the Company's consolidated financial statements, and except for (i) Liens for current taxes and assessments not yet due and payable,
(ii) inchoate mechanic and materialmen's Liens for construction in progress, (iii) workmen's, repairmen's, warehousemen's, and carrier's and other similar Liens arising in the ordinary course of business, (iv) for depository institutions, pledges to secure deposits, (v) other Liens incurred in the ordinary course of the banking business, and (vi) such imperfections or irregularities of title or Liens as do not materially affect the use of such assets or property which are subject thereto, or affect the business and operations of the Company and its Subsidiaries, taken as a whole). Schedule 3.10 hereto contains or incorporates by reference a complete list of all real property owned by the Company or any subsidiary (other than OREO properties acquired and held by the Bank in the ordinary course of business). Except as set forth in the Company SEC Documents or Schedule 3.10, since June 30, 1999, neither the Company nor any of the Subsidiaries has entered into any agreement or commitment to sell any property, real or personal, or any other assets of the Company or any of the Subsidiaries other than in the ordinary course of business, nor has the Company nor any of the Subsidiaries made any commitment or taken or failed to take any action which would cause any Lien to attach to any property, other than such Liens which are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          Section 3.11   Leases.

          (a) Schedule 3.11(a) hereof contains or incorporates by reference a list of all real property leases (the "Real Property Leases") to which the Company or any of the Subsidiaries is a party, either as lessor or lessee (the facilities subject to such Real Property Leases being referred to as the "Leased Facilities"). Each of the Real Property Leases is in full force and effect and neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any other party thereto has committed any default
     thereunder.   Neither the Company nor any of the
     Subsidiaries is subject to any increase in rentals or other costs in connection with any Leased Facility of which the Company or any of the Subsidiaries is lessee which is not provided for in the applicable Real Property Lease. No Consent is necessary under the terms of any such Lease in connection with the consummation of the transactions contemplated hereby.

          (b) Schedule 3.11(b) hereof contains a list of all Leases with respect to personal property involving an obligation in excess of $15,000 on an annual basis or $30,000 in the aggregate (the "Personal Property Leases") to which the Company or any of the Subsidiaries is a party, either as lessor or lessee (the personal property subject to such Personal Property Leases being referred to as the "Leased Personal Property"). Each of the Personal Property Leases is in full force and effect and neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any other party thereto has committed any material default thereunder. Neither the Company nor any of the Subsidiaries is subject to any increase in rentals or other costs in connection with any Leased Personal Property of which the Company or any of the Subsidiaries is lessee which is not provided for in the applicable Personal Property Lease. No Consent is necessary under the terms of any such Lease in connection with the consummation of the transactions contemplated hereby.

          Section 3.12   Intangible Properties.

          (a) None of the assets of the Company or any of the Subsidiaries is subject to any patent or patent application, copyright or copyright application, trademark or trademark application, or similar evidence of ownership or the right to the use thereof by any third party, except for software duly licensed to the Company or its Subsidiaries in the ordinary course of business.

          (b) To their knowledge, neither the Company nor any of the Subsidiaries has infringed upon any patent or patent application, copyright or copyright application, trademark or trademark application or trade name or other proprietary or intellectual property right of any other person. Neither the Company nor any Subsidiary has received any notice of a claim of such infringement.

          (c) Attached hereto as Schedule 3.12(c) is a true and accurate list of all material patents, copyrights, trademarks, trade names and service marks, both foreign and domestic, which are necessary to operate or conduct the business of the Company and its Subsidiaries. The Company or one or more of the Subsidiaries owns or possesses licenses or other legal rights, necessary to use such patents, copyrights, trademarks, trade names and service marks, except for those the absence of which is not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (d) The Company and each of the Subsidiaries have the right to use all data and information (including without limitation confidential information, trade secrets and know-how) necessary to permit the conduct from and after the Effective Time of the business of the Company and each of the Subsidiaries, as such business is and has been normally conducted.

          Section 3.13 Regulatory Filings. The Company and each of the Subsidiaries have timely filed all notices, reports, registrations and statements with all Governmental Entities and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations and reviews conducted by Governmental Entities in the regular course of the business of the Company and the Subsidiaries, to the Company's knowledge no Governmental Entity has initiated any proceeding or investigation into the business or operations of the Company or any of the Subsidiaries. To the Company's knowledge there is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of the Company or any of the Subsidiaries. The Company has made available to Gold Banc and Acquisition Subsidiary all reports of examinations conducted by any Governmental Entity with respect to the Company or any of the Subsidiaries during the preceding three (3) years. To the extent permitted by Law, the Company also will make available to Gold Banc and Acquisition Subsidiary any subsequent reports of examination received from any Governmental Entity between the date hereof and the Effective Time.

          Section 3.14 Insurance. Complete and correct copies of all policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by the Company and the Subsidiaries have been delivered or made
available to Gold Banc and Acquisition Subsidiary.   Subject to
expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The insurance policies to which the Company and the Subsidiaries are parties are sufficient for compliance with all requirements of Law and all material agreements to which the Company or any of the Subsidiaries is a party, except for any noncompliance that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and will be maintained by the Company and the Subsidiaries until the Effective Time. Neither the Company nor any of the Subsidiaries has been refused any insurance with respect to any assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last three (3) years.

          Section 3.15 Compliance with ERISA. Neither the Company nor any of the Subsidiaries has established, maintained or contributed at any time during the three-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of ERISA) or any other similar plan with respect to which any governmental filings are required, except for the plans listed on Schedule 3.15 hereof (collectively, the "Company Plans"). A true and accurate copy of each of the Company Plans, any related trust agreements and each of the amendments thereto has been provided to Gold Banc and Acquisition Subsidiary together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any Governmental Entity in respect of the Company Plans for the three most recent years ending on or before the date hereof. The Company Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Company Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Code, including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the
Code. For purposes of this Section 3.15, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of one or more of the Company Plans or of the Company and the Subsidiaries, either as of the date hereof or upon discovery of the noncompliance. All required contributions to the Company Plans through the date hereof have been made. The Company and the Subsidiaries (each with respect to the Company Plans), as well as the Company Plans, have no material current or, to the knowledge of the Company, threatened liability of any kind to any Person, including but not limited to any Governmental Entity, as of the date hereof, other than for the payment of benefits in the ordinary course.

          Section 3.16 Environmental Laws. To the best knowledge of the Company: (i) the operations of the Company and each of the Subsidiaries comply in all material respects with all applicable federal, state and local environmental Laws and neither the condition of any property owned by the Company or any of the Subsidiaries nor the operation of the business of any of such entities violates in any material respect any applicable environmental Law; (ii) none of the operations of the Company or any of the Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any environmental health or safety Law nor is it the subject of any claim alleging damages to health or property pursuant to which the Company or any of the Subsidiaries may be liable; (iii) none of the operations of the Company or any of the Subsidiaries nor any of the properties owned by the Company or any of the Subsidiaries is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source; (iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a material violation of any environmental Law and neither the Company nor any of the Subsidiaries has any Liability in connection with the storage or use of any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned or leased by the Company or any of the Subsidiaries; (v) there are no underground storage tanks now or heretofore located on any real property owned or leased by the Company or any of the Subsidiaries; (vi) neither the Company nor any of the Subsidiaries has ever been notified by a Governmental Entity, or any private party, that the Company or any of the Subsidiaries is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance into the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. Sections 9601, et seq. or any corresponding state law.

          Section 3.17   Labor Matters.

          (a) The Company and the Subsidiaries are in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor
            practice, except for such matters as would not have a
     Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (b) To the knowledge of the Company, there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the National Labor
     Relations Board.

          (c) Neither the Company nor any of the Subsidiaries is party to any collective bargaining agreements and there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or to the knowledge of the Company threatened against or affecting the Company or any of the Subsidiaries.

          (d) No grievance or arbitration proceeding by any employee is pending and, to the knowledge of the Company, no claim therefor has been asserted against the Company or any of the Subsidiaries.

          (e) Neither the Company nor any of the Subsidiaries is experiencing any material work stoppage.

          Section 3.18 Year 2000 Compliance. Each of the Company and the Subsidiaries has (i) initiated a review and assessment of all areas material to its business and operations (including those affected by suppliers and vendors) that would reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, reasonably believes that all computer applications that are material to the Company's and the Subsidiaries' respective business and operations will be Year 2000 Compliant.

          Section 3.19 Legal Proceedings. Except as disclosed on or incorporated by reference in Schedule 3.19 hereof, there are no Actions pending or, to the knowledge of the Company, threatened against or affecting the properties, assets, rights or business of the Company or any of the Subsidiaries, or the right to carry on or conduct their business, other than collection and foreclosure Actions by the Bank in the ordinary course of business. To the knowledge of the Company, there are no Actions pending or, threatened which could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

          Section 3.20 Material Contracts. Except as set forth on or incorporated by reference in Schedule 3.20 hereof, neither the Company nor either of the Subsidiaries is a party to or subject to any:

          (a) employment, consulting, non-compete, severance or similar contract;

          (b) bonus, deferred compensation, equity incentive, savings, profit sharing, severance pay, pension or retirement plan or arrangement, except for the Company Plans referenced in Section 3.15 hereof;

          (c) agreement, contract or indenture relating to the borrowing of money by the Company or the Subsidiaries, excluding items made in the ordinary course of business (it being understood, with reference to the Bank, that in the ordinary course of business includes, among other things, agreements, contracts, and other instruments and commitments evidencing deposit liabilities, the purchase of federal funds, sales of certificates of deposits, advances from the Federal Reserve Bank or the Federal Home Loan Bank, fully secured repurchase agreements, or agreements, contracts, and other instruments, and commitments and understandings relating to borrowings or guarantees made by the Bank in the ordinary course of its business);

          (d) other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of the Company or any of the Subsidiaries or which involve a payment by the Company or any of the Subsidiaries of more than $15,000 on an annual basis, other than loans and investments made in the ordinary course of business.

          Section 3.21 Required Consents. Other than (i) in connection or compliance with the provisions of applicable state corporate and securities Laws, the federal securities Laws, and the rules of Nasdaq, (ii) Consents required from, or notification to, or filings with Governmental Entities, and (iii) notices to or filings with the IRS, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and except as set forth in Schedule 3.21 hereof, no Consent of any Person or Governmental Entity is necessary for the consummation by the Company or any of the Subsidiaries of this Agreement or any of the transactions contemplated hereby, other than such Consent, which if not obtained, would not be reasonably likely to have a Material Adverse Effect on the Company.

          Section 3.22 Broker's Fees. Other than the engagement of Advest, Inc. described on Schedule 3.22 hereof, neither the Company, the Subsidiaries nor any of the directors, trustees, officers or employees of the Company or any of the Subsidiaries, has employed any broker or finder, or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

          Section 3.23 No Material Adverse Change. From June 30, 1999 until the date hereof: there has been no Material Adverse Change in the Company and its Subsidiaries, taken as a whole or in the relationship of the Company or any of the Subsidiaries with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships which are reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          Section 3.24 Absence of Certain Events. Except as contemplated by this Agreement and set forth on or incorporated by reference in Schedule 3.24 hereof, since June 30, 1999, the Company and the Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock or other securities of, or other ownership interests in, the Company, (ii) any amendment of any term of any outstanding security of the Company or any of the Subsidiaries, (iii) any repurchase, redemption or other acquisition by the Company or any of the Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries, (iv) any incurrence, assumption or guarantee by the Company or any of the Subsidiaries of any indebtedness for borrowed money (other than deposit liabilities, the purchase of federal funds, sales of certificates of deposit, advances from the Federal Reserve Bank or the Federal Home Loan Bank, or fully secured repurchase agreements); (v) any creation or assumption by the Company or any of the Subsidiaries of any Lien on any of their assets other than any Lien that is not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole; (vi) any making of any material loan, advance or capital contributions to or any material investment in any Person except for loans and investments made in the ordinary course of business; (vii) any material change in any method of accounting or accounting practice; (viii) any (a) grant of any severance or termination pay to any director, officer, or employee of the Company or any of the Subsidiaries, (b) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of the Subsidiaries, (c) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, officer or employee of the Company or any of the Subsidiaries or (d) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of the Subsidiaries other than normal annual and merit raises consistent with past practices; or (ix) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character, whether or not in the ordinary course of business, individually or in the aggregate, which is reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          Section 3.25   Loans.

          (a) Neither the Bank nor Finance is a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Company, Finance or the Bank or any Governmental Entity, except as reflected on the OREO list or other list previously provided to Gold Banc and Acquisition Subsidiary prior to the date hereof;

          (b) Neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any present or former director or executive officer of the Company or any Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, except as reflected on the list previously provided to Gold Banc and Acquisition Subsidiary prior to the date hereof;

          (c) Neither the Company nor any Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any Law, which violation is reasonably likely to result in a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          Section 3.26   Opinion of Financial Advisers.  The
Company has received the written opinion of Advest, Inc., investment advisor to the Company, to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

          Section 3.27 Accounting Matters. Neither the Company nor any of the Subsidiaries has through the date of this Agreement taken or agreed to take any action that would prevent
Gold Banc from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

          Section 3.28   Beneficial Ownership of Gold Banc Common
Stock. As of the date hereof, neither the Company nor any of the Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any Gold Banc Common Stock.

          Section 3.29   Undisclosed Liabilities; Adverse
Agreements.

          (a) Except as disclosed in the Company SEC Documents or in the Schedules hereto, or as disclosed in the Company's financial statements, there are no liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole or which were fully incurred or paid after June 30, 1999 except in the ordinary course of business consistent with past practices.

          (b) Neither the Company nor any of the Subsidiaries is a party to any Order which is reasonably likely to result in a Material Adverse Effect on the Company or any of the Subsidiaries, taken as a whole.

          Section 3.30 No Dissenter's Rights. The Company's Common Stock is designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc. and, under Section 607.1302(4) of the FBCA, the stockholders of the Company are not entitled to any dissenter's rights in the Merger.

          Section 3.31 Deductibility of Severance Payments. Except as set forth on Schedule 3.31, no severance or other payments to be made under the Employment Agreements or otherwise by the Company, any of the Subsidiaries, Gold Banc, or any of Gold Banc's subsidiaries in connection with the Merger or upon a change in control of the Company will constitute non-deductible "parachute payments" under Section 280G of the Code.

          Section 3.32 Full Disclosure. Copies of all material documents heretofore or hereafter delivered or made available to Gold Banc or Acquisition Subsidiary pursuant hereto are and will be complete and accurate. No representation or warranty of the Company in this Agreement or any other material document delivered pursuant hereto or any material statement, document, certificate or exhibit furnished or to be furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

                            ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF GOLD BANC

          Gold Banc hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof and shall be true and correct as of the Effective Time, each of which shall be unaffected by any investigation heretofore or hereafter made by the Company or its representatives.

          Section 4.1    Corporate.

          (a) Gold Banc. Gold Banc is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is now being conducted. Gold Banc is duly registered as a bank holding company under the BHC Act. Gold Banc is duly qualified and in good standing in all states where the conduct of its business so requires except where failure to so qualify is not reasonably likely to have a Material Adverse Effect on Gold Banc.

          (b) Acquisition Subsidiary. Acquisition Subsidiary is a wholly-owned subsidiary of the Company and is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Acquisition Subsidiary is duly qualified to do business in all states in which the conduct of its business requires such qualification except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect on Acquisition Subsidiary.

          (c) Other Gold Banc Subsidiaries. Except as disclosed in Schedule 4.1 hereto, the list of subsidiaries of Gold
     Banc filed by Gold Banc with its most recent Gold Banc SEC Document on Form 10-K for the fiscal year ended December 31, 1998, is a true and complete list of all of the Gold Banc subsidiaries, direct and indirect (the "Gold Banc Subsidiaries'), as of the date of this Agreement. Gold Banc or one of its subsidiaries owns all of the issued and outstanding shares of capital stock of each of the Gold Banc subsidiaries. All shares of the capital stock of each of the Gold Banc Subsidiaries are fully paid and nonassessable under the applicable corporate Law of the jurisdiction in which such Gold Banc Subsidiary is incorporated or organized (except, in the case of Gold Banc Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. Section 55), and are owned by Gold Banc or one of the other Gold Banc Subsidiaries. Each of the Gold Banc Subsidiaries (i) is either a bank, a corporation, a limited liability company or a Delaware business trust and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, (ii) is duly qualified to do business and in good standing in all jurisdictions where the character of its properties, assets owned, operated or leased by it, or the nature of its activities make such qualification necessary, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect on such Gold Banc Subsidiary, and (iii) has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

          Section 4.2    Capital Structure.

          (a) Gold Banc. As of the date hereof, the authorized capital stock of Gold Banc consists only of 50,000,000 shares of Gold Banc Common Stock and 50,000,000 shares of Gold Banc Preferred Stock, of which 17,181,618 shares of Gold Banc Common Stock and no shares of Gold Banc Preferred Stock are issued and outstanding. All outstanding shares of Gold Banc Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.

          (b) Acquisition Subsidiary. The authorized capital stock of Acquisition Subsidiary consists only of 1,000,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition Subsidiary are owned beneficially and of record, free and clear of all Liens, by Gold Banc. All outstanding shares of common stock of Acquisition Subsidiary are validly issued, fully paid and nonassessable.

          Section 4.3    Authority.

          (a) Gold Banc has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by Gold Banc pursuant hereto, and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Gold Banc in accordance with Rule
     4460 of the National Association of Securities Dealers' rules for issuers under Nasdaq ("Rule 4460"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements to be executed and delivered by Gold Banc pursuant hereto and thereto, the performance of Gold Banc's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Gold Banc, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Gold Banc in accordance with Rule 4460.
     This Agreement has been, and all other agreements to be executed and delivered by Gold Banc will be prior to the Effective Time, duly executed and delivered by Gold Banc, subject, with respect to consummation of the Merger, to such approval of the Agreement and the Merger by the stockholders of Gold Banc in accordance with Rule 4460, and (assuming due authorization, execution, and delivery by the Company) constitutes, or will constitute, the legal, valid and binding obligations of Gold Banc, enforceable against Gold
     Banc in accordance with their terms (except in all cases to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of Creditor's rights and remedies generally and except that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

          (b) Acquisition Subsidiary has all requisite corporate power and authority to enter into this Agreement and all other agreements to be executed and delivered by Acquisition Subsidiary pursuant hereto and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Acquisition Subsidiary in accordance with the KGCC, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements to be executed and delivered by Acquisition Subsidiary pursuant hereto and thereto, the performance of Acquisition Subsidiary's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Acquisition Subsidiary, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Acquisition Subsidiary in accordance with the KGCC. This Agreement has been, and all other agreements to be executed and delivered by Acquisition Subsidiary will be prior to the Effective Time, duly executed and delivered by Acquisition Subsidiary, subject, with respect to consummation of the Merger, to such approval of the Agreement and the Merger by the stockholders of Acquisition Subsidiary in accordance with the KGCC, and (assuming due authorization, execution, and delivery by the Company) constitutes, or will constitute, the legal, valid and binding obligations of Acquisition Subsidiary, enforceable against Acquisition Subsidiary in accordance with their terms (except in all cases to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of Creditor's rights and remedies generally and except that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which any proceedings may be brought).

          Section 4.4    Stockholder Approval.

          (a) The Board of Directors of Gold Banc has directed, or will direct, that this Agreement and the transactions contemplated hereby be submitted to Gold Banc's stockholders for approval at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of Gold Banc's stockholders, no other Gold Banc stockholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Gold Banc will recommend that the Gold Banc stockholders approve the transactions contemplated hereby, subject to their fiduciary duties. The affirmative vote of the holders of a majority of the shares of Gold Banc Common Stock represented at a meeting of Gold Banc's stockholders at which a quorum is present is the only vote of the holders of any class or series of Gold Banc's capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of capital stock of Gold Banc greater than that required by Rule 4460 is required for approval of this Agreement and the consummation of the transactions contemplated hereby.

          (b) The Board of Directors of Acquisition Subsidiary has directed, or will direct, that this Agreement and the transactions contemplated hereby be submitted to Acquisition Subsidiary's stockholders for approval at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of Acquisition Subsidiary's stockholders, no other Acquisition Subsidiary stockholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Acquisition Subsidiary will recommend that the Acquisition Subsidiary stockholders approve the transactions contemplated hereby, subject to their fiduciary duties. The affirmative vote of the holders of a majority of the outstanding shares of Acquisition Subsidiary Common Stock is the only vote of the holders of any class or series of Acquisition Subsidiary's capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of capital stock of Acquisition Subsidiary greater than that required by the relevant statutory provisions is required for approval of this Agreement and the consummation of the transactions contemplated hereby.

          Section 4.5 Status of Gold Banc Common Stock to be Issued. The shares of Gold Banc Common Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and nonassessable, and registered pursuant to an effective registration statement under the Securities Act.

          Section 4.6    No Violation.

          (a) The execution and delivery of this Agreement and all other agreements to be executed and delivered by Gold Banc and Acquisition Subsidiary pursuant hereto, the performance of the obligations of Gold Banc and Acquisition Subsidiary hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, violate or constitute a breach or default under (i) the Articles of Incorporation or Bylaws of Gold Banc or Acquisition Subsidiary (ii) any provision of any Contract, Lien, Order or other restriction of any kind or character to which Gold Banc or Acquisition Subsidiary is a party, or by which Gold Banc or Acquisition Subsidiary, or any of their assets, is bound or (iii) result in the creation or imposition of any Lien upon the capital stock or the assets of Gold Banc or Acquisition Subsidiary except in the case of Sections 4.6(a)(ii) and (iii), such conflicts, violations, breaches or defaults which are not reasonably likely to have a Material Adverse Effect on Gold Banc or Acquisition Subsidiary, taken as a whole.

          (b) Gold Banc and Acquisition Subsidiary are not currently in violation, breach or default of, and the consummation of the transactions contemplated hereby will not, subject to obtaining all required regulatory approvals and making all required state and federal securities law filings, cause any violation, breach or default of, any Laws, Orders, or Contracts applicable to Gold Banc or Acquisition Subsidiary except for any violations, breaches or defaults that are not reasonably likely to have a Material Adverse Effect on Gold Banc and Acquisition Subsidiary, taken as a whole.

          (c) All Licenses required or necessary for Gold Banc or Acquisition Subsidiary to carry on their respective businesses as they are currently conducted have been obtained and are in full force and effect. Gold Banc and Acquisition Subsidiary are in compliance with all terms of the Licenses, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect on Gold Banc or Acquisition Subsidiary.

          Section 4.7    SEC Documents.  Gold Banc has made
available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Gold Banc with the SEC since January 1, 1996 (the "Gold
Banc SEC Documents") which are all the documents (other than preliminary material) that Gold Banc was required to file with the SEC since such date. As of their respective dates, each of the Gold Banc SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Gold Banc SEC Documents, and none of the Gold Banc SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statements or omissions therein which were corrected or otherwise disclosed or updated in a subsequent Gold
Banc SEC Document). The financial statements of Gold Banc included in the Gold Banc SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which were material) the consolidated financial position of Gold
Banc and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Gold Banc for the periods presented therein. Gold Banc has no material liability or obligation of a type which would be included in a balance sheet prepared in accordance with GAAP whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except and to the extent disclosed or reflected in the financial statements included in the Gold Banc SEC Documents.

          Section 4.8 Information Supplied. When considered in the aggregate, none of the information supplied or to be supplied by Gold Banc for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to stockholders of the Company and Gold Banc or at the times of the meetings of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, other than information supplied or required to be supplied by the Company.

          Section 4.9 Internal Controls and Records. Gold Banc and the Gold Banc Subsidiaries maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (i) in all material respects, executed in accordance with its management's general or specific authorization, and (ii) recorded in conformity with GAAP.

          Section 4.10 Taxes. Gold Banc has timely filed, or requests for extensions have been timely filed for, all tax returns required to be filed by them through the date hereof, and Gold Banc has timely paid and discharged all taxes shown to be due and has timely paid all other taxes as are due, except that such as are being contested in good faith by appropriate proceedings and with respect to which Gold Banc or the appropriate Gold Banc Subsidiary is maintaining reserves adequate for their payment. The liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Gold Banc has not been advised that the IRS or any other Governmental Entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against Gold Banc, any deficiency or claim for additional taxes. Gold Banc has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the
       assessments of, any tax.  There are no tax liens on any assets
(excluding OREO properties) of Gold Banc other than liens for taxes which are not yet due and payable. Gold Banc has not received a ruling or entered into an agreement with the IRS or any other Governmental Entity or taxing authority or agency that would have a Material Adverse Effect on Gold Banc or the Gold
Banc Subsidiaries, taken as a whole.

          Section 4.11 Regulatory Filings. Gold Banc has timely filed all notices, reports, registrations and statements with all Governmental Entities and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations and reviews conducted by Governmental Entities in the regular course of the business of Gold Banc, no Governmental Entity has initiated any proceeding or investigation into the business or operations of Gold Banc. To Gold Banc's knowledge, there is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of Gold Banc. Gold Banc has made available to the Company all reports of examinations conducted by any Governmental Entity with respect to Gold Banc during the preceding three (3) years. To the extent permitted by Law, Gold Banc will also make available to the Company any subsequent reports of examination received from any Governmental Entity between the date hereof and the Effective Time.

          Section 4.12 Compliance with ERISA. Each employee benefit plan (as defined in Sections 3(3) or 3(37) of ERISA) of Gold Banc or any of its subsidiaries or other similar plan of Gold Banc or any of its subsidiaries with respect to which any governmental filings are required (collectively, the "Gold Banc Plans") and each fiduciary (as defined in Section 3(21) of ERISA) of the Gold Banc Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Code, including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.12, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of one or more of the Gold Banc Plans or of Gold Banc and the Gold Banc Subsidiaries, taken as a whole, either as of the date hereof or upon discovery of the noncompliance. All required contributions to the Gold Banc Plans through the date hereof have been made. Gold Banc and its subsidiaries (each with respect to the Gold Banc Plans), as well as the Gold Banc Plans, have no material current or, to the knowledge of Gold Banc, threatened liability of any kind to any Person, including but not limited to any Governmental Entity, as of the date hereof, other than for the payment of benefits in the ordinary course.

          Section 4.13   Environmental Laws.  To the knowledge of
Gold Banc: (i) the operations of Gold Banc and each of the Gold
Banc Subsidiaries comply in all material respects with all applicable federal, state and local environmental Laws and neither the condition of any property owned by Gold Banc or any of the Gold Banc Subsidiaries nor the operation of the business of any of such entities violates in any material respect any applicable environmental Law; (ii) none of the operations of Gold
Banc or any of the Gold Banc Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any environmental health or safety Law nor is it the subject of any claim alleging damages to health or property pursuant to which Gold Banc or any of the Gold Banc Subsidiaries may be liable; (iii) none of the operations of Gold Banc or any of the Gold Banc Subsidiaries nor any of the properties owned by Gold
Banc or any of the Gold Banc Subsidiaries is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source;
(iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a material violation of any environmental Law and neither Gold Banc or any of the Gold
Banc Subsidiaries has any Liability in connection with the storage or use of any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned or leased by Gold Banc or any of the Gold Banc Subsidiaries; (v) there are no underground storage tanks now or heretofore located on any real property owned or leased by Gold Banc or any of the Gold Banc Subsidiaries; (vi) neither Gold Banc nor any of the
Gold Banc Subsidiaries has ever been notified by a Governmental Entity, or any private party, that Gold Banc or any of the Gold
Banc Subsidiaries is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance into the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability
Act, 42 U.S.C. Sections 9601, et seq. or any corresponding state law.

          Section 4.14 Year 2000 Compliance. Each of Gold Banc and the Gold Banc Subsidiaries has (i) initiated a review and assessment of all areas material to its business and operations (including those affected by suppliers and vendors) that would reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, reasonably believes that all computer applications that are material to Gold Banc's and the Gold Banc Subsidiaries' respective business and operations will be Year 2000 Compliant.

          Section 4.15 Legal Proceedings. Except as disclosed on or incorporated by reference in Schedule 4.15 hereof, there are no Actions pending or threatened against or affecting the properties, assets, rights or business of Gold Banc or the Gold Banc Subsidiaries, or the right to carry on or conduct its business. There are no Actions pending or, to the knowledge of Gold Banc, threatened which could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

          Section 4.16 Required Consents. Other than (i) in connection or compliance with the provisions of applicable state corporate and securities Laws, the federal securities Laws, and the rules of Nasdaq, (ii) Consents required from, or notification to, or filings with Governmental Entities, and (iii) notices to or filings with the IRS, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and except as set forth in Schedule 4.16 hereof, no Consent of any Person or Governmental Entity is necessary for the consummation by Gold Banc or Acquisition Subsidiary of this Agreement or any of the transactions contemplated hereby other than any Consent, which if not obtained, would not be reasonably likely to have a Material Adverse Effect on Gold Banc.

          Section 4.17 Broker's Fees. Neither Gold Banc, Acquisition Subsidiary nor any of their respective directors, trustees, officers or employees has employed any broker or finder, or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

          Section 4.18 No Material Adverse Change. From June 30, 1999 until the date hereof, there has been no Material Adverse Change in Gold Banc and its subsidiaries, taken as a whole or in the relationship of Gold Banc or any of its subsidiaries with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships which are reasonably likely to have a Material Adverse Effect on Gold Banc and its subsidiaries, taken as a whole.

          Section 4.19   Undisclosed Liabilities; Adverse
Agreements.

          (a) Except as disclosed in the Gold Banc SEC Documents or in the Schedules hereto, or as disclosed in Gold Banc's financial statements, there are no liabilities of Gold Banc or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Gold Banc and its subsidiaries, taken as a whole or which were fully incurred or paid after June 30, 1999 or in the ordinary course of business consistent with past practices.

          (b) Neither Gold Banc nor any of its subsidiaries is a party to any Order, which is reasonably likely to result in a Material Adverse Effect on Gold Banc or any of its Subsidiaries, taken as a whole.

          Section 4.20 Disclosure. Copies of all material documents heretofore or hereafter delivered or made available to the Company pursuant hereto are and will be complete and accurate. No representation or warranty of Gold Banc in this Agreement or any other material document delivered pursuant hereto or any material statement, document, certificate or exhibit furnished or to be furnished by Gold Banc pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

          Section 4.21   Ownership of Company Common Stock.  As
of the date of this Agreement, Gold Banc and its Subsidiaries beneficially own, in the aggregate, no shares of the Company
Common Stock.

          Section 4.22 Material Contracts. Except as disclosed in Schedule 4.22 hereto, all material contracts, leases, agreements, commitments, and other instruments to which Gold Banc or any of the Gold Banc Subsidiaries are a party, and which are required to be filed as an exhibit to a Gold Banc SEC Documents under the rules and regulations of the SEC under the Securities
Act or the Exchange Act has been so filed.

          Section 4.23 Continuation of the Bank's Identity and Directors. Following the Effective Time, the Bank will maintain its name and separate legal identity, and the members of the Bank's board of directors will continue to serve as directors of the Bank.

                            ARTICLE V
                     COVENANTS OF THE COMPANY

          Section 5.1 Affirmative Covenants of the Company. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Gold Banc shall have been obtained, and which consent will be given or denied within two (2) Business Days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, the Company shall, and shall cause each of the Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, consistent with past practices,
(ii) use all reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;
(iii) use all reasonable efforts to preserve substantially the Company's and each of the Subsidiaries' relationships with suppliers, customers and employees, (iv) use all reasonable efforts to perform the Company's and the Subsidiaries' obligations under the Contracts and Licenses, (v) comply with all applicable Laws, (vi) maintain as valid and enforceable all policies of insurance as referenced in Section 3.14 hereof, (vii) provide updates to Gold Banc and Acquisition Subsidiary with respect to those loans reflected on the list previously provided to Gold Banc and Acquisition Subsidiary as referenced on Schedule 3.25(b) hereto, and (viii) take no action which would be reasonably likely to (a) materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby, (b) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (c) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

          Section 5.2 Negative Covenants of the Company. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to do, or permit either of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Gold Banc, which consent shall not be unreasonably withheld and which consent will be given or denied within two (2) Business Days of receipt of written request for such consent:

          (a) make any single loan (or series of loans to the same or related persons) or any commitment (verbal or written) for a loan (or series of commitments to the same or related persons) in an amount greater than $500,000.00 other than renewals of existing loans or commitments to loan;

          (b) purchase or invest in any securities, other than United States government obligations or other securities backed by the full faith and credit of the United States having a maturity of not more than two (2) years from the date of purchase;

          (c) amend or adopt any employee benefit plan or grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, trustee, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such director, officer, trustee, employee or agent under any pension plan or other contract or commitment except for regular annual and merit increases in accordance with past practices or as may be required by Law;

          (d) make any capital expenditure or enter into any material contract or commitment (except as permitted in subparagraphs (a) and (r) of this Section 5.2); involving an obligation or commitment in excess of $25,000 or is not in its usual and ordinary course of business and consistent with past practices;

          (e) declare or pay any dividend or make any other distribution in respect of any capital stock of or other beneficial interest in the Company or any of its Subsidiaries, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company or either of its Subsidiaries, other than regular distributions in accordance with the trust instrument of ABICT and any dividends from the Bank to the Company to cover Company's expenses consistent with past practices.

          (f) amend the Articles of Incorporation, Bylaws or any other governing document of the Company or any of its Subsidiaries or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of the Company or any of its Subsidiaries;

          (g) acquire or purchase any assets of or make any investment in any financial institution other than the purchase of loans or participations therein in the ordinary course of business, but subject to Section 5.2(a);

          (h)  enter into any new line of business;

          (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company or any of its Subsidiaries, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (j) knowingly take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law;

          (k) change its methods of accounting in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles as concurred with by the Company's independent accountants;

          (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of any of its material assets or properties;

          (m) file any application to relocate or terminate the operations of any banking office;

          (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (o) except in the ordinary course of business, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material Contract, other than a loan or any commitment for a loan, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound;

          (p) make any new loan or new extension of credit, or commit to make any such loan or extension of credit, to any director, officer or trustee of the Company or any of its Subsidiaries without giving Gold Banc two days' notice in advance of the approval of such loan or extension of credit or commitment relating thereto;

          (q) waive any material right, forgive any material debt or release any material claim; or

          (r) incur or guaranty any debt (other than instruments and commitments evidencing deposit liabilities in the Bank, the purchase of federal funds, sales of certificates of deposits, borrowings from a Federal Reserve Bank or advances from a Federal Home Loan Bank).

          Section 5.3 Inspection. Between the date hereof and the Closing Date and upon reasonable notice and subject to applicable Laws, Gold Banc and its authorized representatives shall be permitted full access during regular business hours to all properties, books, records, contracts and documents of the Company and any of its Subsidiaries. The Company shall furnish to Gold Banc and its authorized representatives all information with respect to the affairs of the Company and any of its Subsidiaries as Gold Banc may reasonably request.

          Section 5.4 Financial Statements and Call Reports. From and after the date hereof through the Closing Date, to the extent permitted by Law the Company shall deliver to Gold Banc monthly reports of condition and income statements of the Bank and shall deliver to Gold Banc copies of the call reports for the Bank as filed with any regulatory agency promptly after such filing.

          Section 5.5    [Reserved.]

          Section 5.6 Right to Attend Meetings. The Company shall allow a representative of Gold Banc, who is a member of the Board of Directors of Gold Banc and who has agreed to comply with terms of the Confidentiality Agreement, to attend as an observer all meetings of the Board of Directors of the Company and any Subsidiary and all meetings of the committees of each such board, including, without limitation, the audit and executive committees thereof and any other meetings of the Company's or any Subsidiary's officials at which policy is being made. The Company and any Subsidiary shall give reasonable notice to Gold Banc of any such meeting and, if known, the agenda for or business to be discussed at such meeting. The Company and any Subsidiary shall provide to Gold Banc all information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of the Company.

          Section 5.7 Data Processing. The Company shall, and shall cause each of its Subsidiaries to, cooperate with Gold Banc in taking those planning actions necessary to be in a position to convert, as soon as practicable after the Effective Time, its data processing procedures and formats to procedures and formats used by Gold Banc. Gold Banc shall provide such assistance and consultation as the Company may reasonably require in such planning process.

          Section 5.8    No Solicitation.

          (a) Except with respect to the Agreement and the transactions contemplated hereby, none of the Company, any Subsidiary, or any officer, director, trustee or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Subsidiary, shall, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal, or approve or authorize any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding or take any other action to expedite any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) furnish to any Person (other than Gold Banc, Acquisition Subsidiary, an affiliate or associate of Gold Banc or Acquisition
     Subsidiary or an officer, employee or other authorized representative of Gold Banc, Acquisition Subsidiary or such affiliate or associate or the Company's counsel, accountants and financial adviser, solely for use in connection with the transactions contemplated hereby) any information with respect to the Company or any Subsidiary that may reasonably be expected to lead to an Acquisition Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by the Board of Directors based on the advice of outside counsel, the Company may (A) in response to an unsolicited request therefor, furnish information with respect to the Company or any Subsidiary to any Person pursuant to a customary confidentiality agreement and discuss such information with such Person, (B) upon receipt by the Company of an Acquisition Proposal, following delivery to Gold Banc of the notice required pursuant to
     Section 5.8(b) hereof, participate in negotiations regarding such Acquisition Proposal, and (C) modify or withdraw its recommendation that the stockholders of the Company vote in favor of the Merger as contemplated by Section 2.11 hereof.

          (b)  The Company shall (i) promptly notify Gold Banc of
     (A) the existence of any request for confidential information with respect to, or the receipt of, any Acquisition Proposal, (B) any inquiry or discussions with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, (C) the execution of a confidentiality agreement with respect to an Acquisition Proposal, (D) the execution of any agreement with respect to the terms of an Acquisition Proposal, (E) the furnishing of any information in contemplation of an Acquisition Proposal, whether or not pursuant to a confidentiality agreement and
     (F) any endorsement, approval or recommendation of an Acquisition Proposal by the Company's Board of Directors or any committee thereof, (ii) promptly describe to Gold Banc the terms and conditions of any Acquisition Proposal in reasonable detail, and (iii) furnish to Gold Banc all information made available to any Person making the Acquisition Proposal, or contemplating the making of an Acquisition Proposal, subject to a customary confidentiality agreement.

          (c) Except as may be required in the exercise of the fiduciary duties of the Board of Directors of the Company, the Company shall not take any action that would enhance the ability of any other Person making an Acquisition Proposal to obtain the approval of the Company's stockholders or otherwise consummate such Acquisition Proposal without also taking a comparable action that would similarly enhance the ability of Gold Banc to obtain any necessary approval of the Company's stockholders of, and otherwise to consummate, the Merger contemplated by this Agreement or an alternative transaction initiated by Gold Banc, and concurrently withdrawing any impediments thereto that do not similarly impede such other Person.

          Section 5.9 Regulatory Approvals. Subject to the terms and conditions of this Agreement, the Company agrees to, and to cause each of its Subsidiaries to, use its reasonable best efforts to cooperate with Gold Banc in Gold Banc's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

          Section 5.10   Information.  The Company shall provide
such information and answer such inquiries as Gold Banc may reasonably request or make concerning the subject matter of the representations and warranties of the Company herein.

          Section 5.11 Tax-Free Reorganization Treatment. The Company shall not intentionally take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Code (subject to required recognition of gain or loss with respect to cash paid for fractional shares pursuant hereto).

          Section 5.12   Pooling-of-Interests Accounting
Treatment.

          (a) The Company shall not intentionally take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger from receiving pooling-of-interests accounting treatment.

          (b) Within thirty (30) days after the execution and delivery of this Agreement, the Company shall obtain from the Company's Accountants and deliver to Gold Banc a letter stating that the Company is eligible to participate in a pooling-of-interests transaction (the "Pooling Letter").

          Section 5.13 Cooperation by the Company. The Company shall use all reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Gold Banc and Acquisition Subsidiary in connection therewith, including using reasonable efforts to obtain all required Consents.

          Section 5.14 Year 2000 Compliance. With respect to all computer hardware, computer software applications, and Bank services and products, the Company shall, and shall cause the Bank to (i) use its best efforts to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines and (ii) take all action necessary to receive a rating of "Satisfactory" or better on any Year 2000 compliance examination conducted by its respective examining agencies.

          Section 5.15   Proxy Statement and Registration
Statement. If at any time prior to the Effective Time any event with respect to the Company or the Subsidiaries, or with respect
       to other information supplied by the Company for inclusion in the
Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company will promptly notify Gold Banc of such event and use all commercially reasonable efforts to ensure that such event will be so described, and that such amendment or supplement be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Company shall use all reasonable efforts to ensure that the Proxy Statement, insofar as it relates to the Company or the Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder at the time of the mailing of the Proxy Statement or any supplement thereof.

          Section 5.16 Confidentiality. Except as and to the extent required by Laws, the Company and the Subsidiaries will not disclose or use, and will direct their representatives not to disclose or use to the detriment of Gold Banc or any of its subsidiaries any Gold Banc Confidential Information furnished, or to be furnished, to the Company, any of its subsidiaries or their representatives at any time or in any manner other than in connection with the evaluation of the transactions contemplated herein. "Gold Banc Confidential Information" includes any information about Gold Banc or its subsidiaries and their business unless (a) such information is already known to the Company, any of its subsidiaries or their representatives not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Company, any of its subsidiaries or their representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Following the termination of this Agreement, upon written request of Gold Banc, each of the Company and the Subsidiaries will promptly return to Gold Banc or destroy any Gold Banc Confidential Information in its possession and certify in writing to Gold Banc that it has so returned or destroyed such Gold Banc Confidential Information.

          Section 5.17   Employee Benefit Plans. The Company
shall, prior to the Closing Date, adopt any and all resolutions and take all other actions that are necessary or appropriate to
(i) make the necessary contributions to the Company Profit
Sharing 401(k) Plan (the "401(k) Plan") to satisfy the Company's
401(k) safe harbor contribution obligation for the partial plan year ending on the 401(k) Plan termination date; (ii) except as set forth immediately above in (i) of this paragraph, cease all other contributions to the 401(k) Plan as of the day before the
Closing Date; (iii) terminate the 401(k) Plan and fully vest all participant account balances in such plan as of the day before the Closing Date; (iv) resign as plan administrator of the 401(k)
Plan; and (v) secure the resignation of the current trustees of the 401(k) Plan.  The Surviving Corporation shall (i) assume full responsibility and bear full expense in amending the 401(k) Plan following the Closing Date in such manner as is necessary for the
401(k) Plan to be in compliance with all applicable laws as of the 401(k) Plan's termination date and (ii) apply for and obtain a favorable determination letter from the IRS following which it
will distribute the assets of the 401(k) Plan.          Gold Banc agrees
to accept its appointment, or will appoint an affiliate corporation, as successor plan trustee and successor plan administrator.

          Section 5.18   Deductibility of Severance Payments.

          (a) The Company shall, and shall cause each of the Subsidiaries to, ensure that no severance or other payments made by the Company or any of the Subsidiaries constitute non-deductible "parachute payments" under Section 280G of the Code.

          (b) The Company shall obtain and deliver to Gold Banc on or prior to the Closing Date the 280G Opinion Letter contemplated by Section 8.12 hereof.

          Section 5.19 Company Employment Agreements. On or prior to the Closing Date, the Company and the Subsidiaries will pay or cause to be paid all amounts due under any Employment Agreement as a result of the Merger or the change in control of the Company.

          Section 5.20 Achievement of Financial Measures. The Company shall use its reasonable best efforts, and shall cause the Bank and Finance to use their reasonable best efforts, to cause the Company, the Bank and Finance to satisfy the financial measures set forth in Section 8.5 hereof by the Closing Date.

          Section 5.21 Company's Accounting of Merger Expenses. The Company shall defer recognition of all of its out-of-pocket expenses relating to the Merger (including, without limitation, the fees and expenses of the Company's Counsel, the Company's Accountants and Advest, Inc., and all severance payments), and account for such expenses as pooling costs. The Company shall not recognize such expenses in its monthly income statements and such expenses shall not be included in the calculation of the financial measures set forth in Section 8.5 hereof.


                            ARTICLE VI
        COVENANTS OF GOLD BANC AND ACQUISITION SUBSIDIARY

          Section 6.1 Regulatory Approvals. Subject to the terms and conditions of this Agreement, Gold Banc and Acquisition Subsidiary agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to exercise best efforts to file applications relating to such approvals within thirty (30) days from the date hereof or as soon thereafter it is reasonably possible. Gold Banc and Acquisition Subsidiary shall provide to Company's Counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

          Section 6.2    Information.  Gold Banc and Acquisition
Subsidiary shall provide such information and answer such inquiries as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold Banc and Acquisition Subsidiary herein.

          Section 6.3 Tax-Free Reorganization Treatment. Neither Gold Banc nor Acquisition Subsidiary shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free "reorganization" within the meaning of Section 368(a) of the Code.

          Section 6.4 Employee Benefit Plans; Prior Service Credit. Employees of the Company or a Subsidiary shall be eligible to participate in all Gold Banc employee benefit plans (as defined in Sections 3(3) or 3(37) of ERISA) in accordance with their terms; provided, however, that for purposes of determining eligibility to participate in and vesting of benefits under Gold Banc's employee benefit plans, Gold Banc shall recognize years of service by such employees with the Company or any Subsidiary prior to the Effective Time.

          Section 6.5    Assumption of Company Stock Options.

          (a) At the Effective Time, each award, option, or other right to purchase or acquire the Company Common Stock pursuant to any Company Stock Options granted and under any Company Plans or arrangement of the Company which are outstanding at the Effective Time, whether or not vested or exercisable, without any action on the part of the holder thereof, shall be converted into and become rights with respect to Gold Banc Common Stock, and Gold Banc shall assume each Company Stock Option, in accordance with the terms of the Company Stock Plan under which it was granted and the stock option agreement or award by which it is evidenced, except that from and after the Effective Time (i) Gold Banc and its compensation committee shall be substituted for the Company and the committee of Company's
     Board of Directors (including, if applicable, the entire
     Board of Directors of the Company) administering such Company Plan, (ii) each Company Stock option assumed by Gold Banc may be exercised solely for Gold Banc Common Stock (or cash in the case of stock appreciation rights), (iii) the number of Gold Banc Common Stock subject to such Company
     Stock Options shall be equal to the number of Gold Banc
     Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Company Stock Option shall be adjusted by dividing the per share exercise (or threshold) price under each such Company Stock Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the proceeding sentence, Gold Banc shall not be obligated to issue any fraction of a share of Gold Banc Common Stock upon exercise of such Company Stock Option and any fraction of a share of Gold Banc Common Stock that otherwise would be subject to a converted such Company Stock Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market price of one share of Gold Banc Common
     Stock and the per share exercise price of such right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 6.5(a), each such Company Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of
     Section 424(h) of the Internal Revenue Code. Gold Banc agrees to take all necessary steps to effectuate the foregoing provisions of this Section 6.5.

          (b) As soon as practicable after the Effective Time, Gold Banc shall deliver to the participants in each Company Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Company Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 6.5(a) of this Agreement after giving effect to the Merger), and Gold Banc shall comply with the terms of each Company Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Company Stock Plan, that the such Company Stock Option which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Gold Banc shall take all corporate action necessary to reserve for issuance sufficient shares of Gold Banc Common Stock for delivery upon exercise of such Company Stock Option assumed by Gold Banc in accordance with this Section 6.5. As soon as practicable after the Effective Time, Gold Banc shall file with the SEC a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form), with respect to the shares of Gold Banc Common Stock subject to such options and shall use its reasonable efforts to obtain and maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Gold Banc shall administer the Company Plans assumed pursuant to this
     Section 6.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

          (c) All restrictions or limitations on transfer with respect to the Company Common Stock awarded under the Company Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to Gold Banc Common Stock into which such restricted stock is converted pursuant to Section 2.7 of this Agreement.

          (d) Except as contemplated by this Agreement, the Company will not, after the date hereof, without the written consent of Gold Banc, amend any outstanding such Company Stock Option or other options or rights to purchase shares of the Company Common Stock.

          (e) Neither the Company's Board of Directors nor any committee thereof shall authorize any cash payment in connection with any outstanding Company Stock Option, and each member of each committee empowered to act with respect to any stock option plan shall have resigned.

          Section 6.6 Confidentiality. Except as otherwise agreed to in writing by the Company, unless and until the Effective Time, the Company, Gold Banc and its affiliates will be bound by, and all information received with respect to the Company pursuant to Section 5.3 shall be subject to, the Confidentiality Agreement. In the event that this Agreement is terminated and the Merger is not consummated, the parties to this Agreement affirm their understanding that the terms of the Confidentiality Agreement will survive such termination and will continue in full force and effect.

          Section 6.7    Pooling-of-Interest Accounting
Treatment. Gold Banc shall not intentionally take or cause or permit to be taken any action, whether before or after the Effective Time, which would disqualify the Merger from receiving pooling-of-interest accounting treatment.

          Section 6.8 Cooperation by Gold Banc and Acquisition Subsidiary. Gold Banc and Acquisition Subsidiary shall use all commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with the Company in connection therewith.

          Section 6.9 Year 2000 Compliance. With respect to all computer hardware, computer software applications, and Bank services and products, Gold Banc shall, and shall cause its subsidiaries to, (i) use their best efforts to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines and (ii) take all action necessary to receive a rating of "Satisfactory" or better on any Year 2000 compliance examination conducted by their respective examining agencies.

          Section 6.10 Nasdaq Listing. Gold Banc shall use all reasonable efforts to maintain the current Nasdaq listing of Gold
Banc Common Stock.

          Section 6.11 Continuation of Business. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Gold Banc covenants and agrees that it shall (a) continue to conduct its business and the business of its Gold Banc Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Gold Banc Common Stock and the business prospects of Gold Banc and its Gold Banc Subsidiaries, and (b) take no action which would (i) materially adversely affect the ability of any party to this Agreement to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred in Section 11.1(c), or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement;
provided, that the foregoing shall not prevent Gold Banc or any of the Gold Banc Subsidiaries from discontinuing or disposing of any of its properties, assets, or business if such action is, in the judgment of Gold Banc, desirable in the conduct of the business of Gold Banc and its Gold Banc Subsidiaries.

          Section 6.12 Election of Bank Directors. Immediately after the Effective Time, Gold Banc shall cause the Surviving Corporation, as the sole stockholder of the Bank, to elect all of the existing directors of the Bank as the continuing directors of the Bank, to hold such offices until the next annual meeting of the stockholders of the Bank, or until their successors shall have been duly elected as provided in the Bylaws of the Bank.

                           ARTICLE VII
               CONDITIONS PRECEDENT TO OBLIGATIONS
                          OF THE COMPANY

     The obligations of the Company to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as the Company may waive in writing:

          Section 7.1 Representations, Warranties and Covenants. All representations and warranties of Gold Banc and Acquisition Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement, and except that to the extent any such representation or warranty is made solely as of a specified date. Each of Gold Banc and Acquisition Subsidiary shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date. The Company shall have received a certificate signed by the President and CFO of Gold Banc, dated the Closing Date, to the foregoing effects.

          Section 7.2 Regulatory Authority Approval. Orders and Consents in form and substance reasonably satisfactory to the Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated by this Agreement pursuant to the provisions of the BHC Act and any other applicable Law.

          Section 7.3    Litigation.  There shall not be pending
or threatened any Action which the Company reasonably believes would result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

          Section 7.4 Approval by Stockholders. The stockholders of the Company shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable Law and the Articles of Incorporation and Bylaws of the Company and the Bank, and the stockholders of Gold Banc and of Acquisition Subsidiary shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable Law, the Articles of Incorporation and Bylaws of Gold Banc and of Acquisition Subsidiary, and the rules of Nasdaq.

          Section 7.5    Adverse Changes.  From the date hereof
to the Closing Date, there shall have been no Material Adverse
Change in Gold Banc and its subsidiaries, taken as a whole, and taking into account for this purpose the proceeds of any applicable insurance.

          Section 7.6 Federal Tax Opinion. The Company shall have received, at Gold Banc's expense, an opinion of Gold Banc's Counsel, addressed to the Company and its stockholders in form and substance reasonably satisfactory to the Company and the Company's Counsel, dated the Closing Date, to the effect that the Merger will be a tax-free reorganization under Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of the Company.

          Section 7.7 Opinion of Counsel. The Company shall have received, at Gold Banc's expense, an opinion of Gold Banc's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Company, covering customary corporate law matters.

          Section 7.8    Nasdaq Listing.  The Gold Banc Common
Stock to be issued pursuant to the Merger shall have been approved and authorized for quotation on Nasdaq upon official notice of issuance.

          Section 7.9    Market Price of Gold Banc Common Stock.
The Average Gold Banc Stock Price shall not be less than $10.00 per share, unless amended pursuant to Section 2.7 hereof.

          Section 7.10 Fairness Opinion. The Company shall have received an opinion, as of the date of this Agreement, rendered by Advest, Inc., that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock, which opinion shall be affirmed and reissued in writing by a letter, dated not more than five Business Days prior to the date of the Proxy Statement and again at Closing, and is not withdrawn or substantially qualified by Advest, prior to the Effective Time.

          Section 7.11   Qualification for Pooling-of-Interest
Treatment.  The Company shall have received (i) the Pooling
Letter from the Company's Accountant contemplated by Section 5.12 hereto, and (ii) an opinion from the Gold Banc's Accountants that the transactions contemplated hereby will qualify for pooling-of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold Banc hereunder and absence of any capital transactions involving any parties hereto) have been met.

          Section 7.12   Registration Statement.  The
Registration Statement referenced in Section 10.1 shall have been declared effective and the parties hereto shall have taken all actions required pursuant to Article X hereof, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and continuing, and all necessary Consents under applicable blue sky or state securities Laws or the Securities Act or the Exchange Act relating to the issuance or trading of the Gold Banc Common Stock issuable pursuant to the Merger shall have been received.

          Section 7.13 Payment of Merger Consideration. Gold Banc shall have delivered to the Exchange Agents at Closing the Gold Banc Common Stock and cash in lieu of fractional shares deliverable to the holders of Company Common Stock pursuant to the Merger as contemplated by Section 2.8 hereof.

                           ARTICLE VIII
             CONDITIONS PRECEDENT TO OBLIGATIONS OF
               GOLD BANC AND ACQUISITION SUBSIDIARY

     The obligations of Gold Banc and Acquisition Subsidiary to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold Banc or Acquisition Subsidiary may waive in writing:

          Section 8.1 Representations, Warranties and Covenants. All representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement, and except that to the extent any such representation or warranty is made solely as of a specified date, such representation or warranty need only be true and correct in all material respects as of such date. The Company and each Subsidiary shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date. Gold Banc shall have received a certificate signed by the President and CFO of the Company, dated the Closing Date, to the foregoing effects.

          Section 8.2    Adverse Changes.  From the date hereof
to the Closing Date, there shall have been no Material Adverse
Change in the Company or the Subsidiaries, taken as a whole.

          Section 8.3 Regulatory Authority Approval. Orders and Consents in form and substance reasonably satisfactory to Gold Banc shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby pursuant to the provisions of the BHC Act and any other applicable federal or state banking regulatory statute or rule, and no such order, Consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold Banc would materially adversely affect the operations of or be unduly burdensome to Gold Banc.

          Section 8.4 Litigation. At the Closing Date, there shall not be pending or threatened any Action which Gold Banc reasonably believes would result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

          Section 8.5    Financial Measures.  Unless waived
pursuant to Section 2.14 hereof:

          (a) On the Closing Date, the Total Equity Capital of the Bank shall be not less than $37,752,000, and the reserve for loan and lease losses of the Bank shall be not less than $4,735,000.

          (b) On the Closing Date, the Total Equity Capital of the Company shall not be less than $27,230,000 and, the total indebtedness of the Company (on an unconsolidated basis) shall not exceed $16,752,000.

          (c) On the Closing Date, the Total Equity Capital of Finance shall not be less than $296,000, the total indebtedness of Finance shall not be greater than $3,000,000 and the reserve for loan and lease losses of Finance shall not be less than one and one-half percent (1.5%) of the aggregate amount of all its outstanding loans.

          (d) The parties acknowledge and agree that all future earnings from the date hereof forward shall accrue to the retained earnings or reserves of the Company, the Bank and Finance, respectively, and shall not result in an increase of any consideration payable by Gold Banc or Acquisition Subsidiary hereunder.

          Section 8.6 Approval by Stockholders. The stockholders of the Company shall have duly approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable Law and the Articles of Incorporation and Bylaws of the Company and the stockholders of Gold Banc and of Acquisition Subsidiary shall have duly approved and adopted this Agreement and the other transactions contemplated hereby to the extent required by applicable Law, the Articles of Incorporation and Bylaws of Gold Banc and of Acquisition Subsidiary and the rules of Nasdaq.

          Section 8.7 Tax Representations. The Company and each stockholder of the Company owning more than 10% of the outstanding Company Common Stock shall have made those representations reasonably requested by Gold Banc's Counsel and necessary to enable Gold Banc's Counsel to render the opinion described in Section 8.10 hereof.

          Section 8.8 Affiliate Agreements. Each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment) of the Company at the time this Agreement is submitted to approval of the stockholders of the Company shall deliver to Gold Banc a letter in substantially the form set forth in Exhibit B (the "Affiliate Letter") hereto.

          Section 8.9    Federal Tax Opinion.  Gold Banc shall
have received an opinion of Gold Banc's Counsel, in form and substance reasonably satisfactory to Gold Banc, dated the Closing Date, stating that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          Section 8.10 Opinion of Counsel. Gold Banc shall have received an opinion of Company's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to Gold Banc and Gold Banc's counsel covering customary corporate law matters, including without limitation the opinion of Company's Counsel (subject to reasonable assumptions as to factual matters and conditions that will continue to exist after the Closing) that, after the consummation of the Merger, the interest paid on subordinated debentures issued by the Company to ABICT, will be deductible by the Surviving Corporation as interest payments for federal income tax purposes.
          Section 8.11   Qualification for Pooling-of-Interest
Treatment.

          (a) Gold Banc shall have received an opinion from Gold Banc's Accountants that the transactions contemplated hereby will qualify for pooling of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold Banc hereunder and absence of any capital transactions involving any parties hereto) have been met.

          (b)  The Company shall have obtained from the Company's
     Accountants and delivered to Gold Banc a letter, dated the Closing Date, affirming the accuracy of their Pooling
     Letter.

          Section 8.12   Deductibility of Severance Payments.
The Company shall have obtained and Gold Banc shall have received from the Company's Accountants a written (i) calculation of all payments due to current or former employees of the Company or any Subsidiary in connection with the Merger or upon the occurrence of a change in control of the Company under their respective Employment Agreements, stock option plans, deferred compensation plans or otherwise, (ii) certification that such calculation was completed in accordance with such agreements and plans, and (iii) opinion that no such severance or other payments will constitute any non-deductible "parachute payments" under Section 280G of the Code (the "280G Opinion Letter").

                            ARTICLE IX
          NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Section 9.1 No Survival of Representations and Warranties. The representations and warranties contained herein shall not survive after the Effective Time. The representations and warranties contained herein shall not be deemed modified or waived by any investigation made by the party(ies) entitled to the benefit of such representations and warranties or by their representatives. Except as otherwise provided herein, any waiver or modification of any representation or warranty shall be effective only if made in writing and signed by the party(ies) entitled to the benefit of such representation or warranty. All agreements and covenants of the parties of this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                            ARTICLE X
                     SECURITIES LAWS MATTERS

          Section 10.1   Registration Statement and Proxy
Statement.

          (a) Gold Banc shall, at Gold Banc's expense as soon as practicable prepare and file a registration statement on Form S-4, including the Proxy Statement, to be filed with the SEC pursuant to the Securities Act for the purpose of registering the shares of Gold Banc Common Stock to be issued in the Merger (the "Registration Statement"). The Company, Gold Banc and Acquisition Subsidiary shall each provide promptly to the other such information concerning their respective businesses, financial conditions, and affairs as may be required or appropriate for inclusion in the Registration Statement or the proxy statement to be used in connection with the special stockholders' meetings of the Company, Gold Banc and Acquisition Subsidiary to be called for the purpose of considering and voting on the Merger (the "Proxy Statement"). The Company, Gold Banc and Acquisition Subsidiary shall each cause their counsel, auditors and other experts to cooperate with the other's counsel, auditors and other experts in the preparation and filing of the Registration Statement and the Proxy Statement. Gold Banc shall not include in the Registration Statement any information concerning the Company or any Subsidiary to which the Company shall reasonably and timely object in writing. Gold Banc, Acquisition Subsidiary and the Company shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter the Company shall distribute the Proxy Statement to its stockholders in accordance with applicable laws not fewer than twenty (20) Business Days prior to the date on which this Agreement is to be submitted to its stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement, Gold Banc shall prepare and file such amendments or supplements to the Registration Statement and the Proxy Statement and Gold Banc, Acquisition Subsidiary and the Company shall mail or otherwise furnish to their stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the reasonable opinion of Gold Banc, Acquisition Subsidiary or the Company, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable law. Gold Banc and Acquisition Subsidiary shall not be required to maintain the effectiveness of the Registration Statement after delivery of the Gold Banc Common Stock issued pursuant hereto for the purpose of resale of Gold Banc Common Stock by any Person.

          (b) For a period of at least two years from the Effective Time, Gold Banc shall make available "adequate current public information" within the meaning of and as required by paragraph (c) of Rule 144 adopted pursuant to the Securities Act.

          Section 10.2 State Securities Laws. The parties hereto shall cooperate in making any filings required under the securities laws of any state in order to qualify or register the Gold Banc Common Stock so it may be offered and sold lawfully in such state in connection with the Merger or to obtain an exemption from such qualification or registration.

          Section 10.3 Publication of Combined Financial Results. Gold Banc shall publish financial results covering at least thirty (30) days of post-Merger combined operations of Gold Banc and the Company, ending on a normal month-end closing date, as soon as practicable after the Effective Time, unless the first thirty (30) day period of combined operations ending on a normal month-end closing date ends on the normal closing date of an annual report on Form 10-K or quarterly report on Form 10-Q.

          Section 10.4 Indemnification by Gold Banc. Gold Banc agrees to indemnify and hold harmless the Company and its stockholders, directors, officers, employees, representatives and agents from and against any and all Damages, whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of Gold Banc done or made in connection with the Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock or Gold Banc Common Stock except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by the Company. This obligation shall survive the consummation of the Merger.

          Section 10.5 Indemnification by the Company. The Company agrees to indemnify and hold harmless Gold Banc and its stockholders, directors, officers, employees, representatives and agents from and against any and all Damages, whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of the Company or any Subsidiary done or made in connection with the Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock or Gold Banc Common Stock except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by Gold Banc.

          Section 10.6   Indemnification by the Surviving
Corporation.

          (a) The Surviving Corporation shall indemnify, defend, and hold harmless the present directors, officers, employees, and agents of the Company and its Subsidiaries (each, an "Indemnified Party) after the Effective Time against all Damages in connection with any Action arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by the Company's Articles of Incorporation and Bylaws as in effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any action, suit or proceeding. Gold Banc shall cause the Surviving Corporation and all other relevant Gold Banc subsidiaries to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.

          (b) With respect to all persons who are currently covered by the Company's directors' and officers' liability insurance, the Surviving Corporation shall maintain in effect for a period of not less than three years following the Effective Time the current directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least equivalent coverage containing terms and conditions and coverages which are no less advantageous to the current directors and officers of the Company) with respect to matters occurring prior to the Effective Time.

          (c) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person, corporation or entity, then in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this
     Section 10.6.

          (d) The provisions of this Section 10.6 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and shall survive the consummation of the Merger and be binding on all successors and assigns of the Surviving Corporation.

                            ARTICLE XI
                           TERMINATION

          Section 11.1   Basis for Termination. This Agreement
and the Merger contemplated hereby may be terminated at any time prior to the Closing Date:

          (a) by mutual consent in writing of the parties hereto;

          (b) by either party if the transactions contemplated hereby have not closed by March 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this
     Section 11.1(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in the failure of the Merger to be consummated on or before such date;

          (c) by Gold Banc upon written notice to the Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold Banc would materially adversely affect the operations of or would be unduly burdensome to Gold Banc;

          (d)  by Gold Banc or the Company, as the case may be,
     (i) if any of the conditions precedent to the performance of the obligations of the party giving notice of termination shall not have been fulfilled and cannot be fulfilled in all material respects on or prior to the Closing Date and shall not have been waived in writing by such party; or (ii) if a material breach or default shall be made by the other party in observance or in the due and timely performance of any material covenant or agreement herein contained that cannot be cured on or prior to the Closing Date or, if capable of being cured, has not been cured within thirty (30) days after the party for whose benefit this Agreement or covenant was made, has given written notice to the other party of such breach or default, and shall not have been waived in writing by such party; or (iii) if there exists any material inaccuracy, misrepresentation or breach of a representation or warranty made herein by the other party which has not been waived in writing by the party for whose benefit such warranty or representation was made or given;

          (e) by the Company if it receives an unsolicited Acquisition Proposal as contemplated by Section 5.8 hereof, which the Board of Directors of the Company, in good faith, believes is superior to the Merger contemplated hereby;

          (f) by Gold Banc upon receipt of written notice from the Company pursuant to Section 5.8(b) hereof that the Company has entered into an agreement to engage in a transaction relating to an Acquisition Proposal with any Person other than Gold Banc or its affiliates or the Company's Board of Directors or any committee thereof has endorsed, approved or recommended an Acquisition Proposal made by any Person other than Gold Banc or its affiliates;

          (g) by either party, if the stockholders of the Company or the stockholders of Gold Banc fail to vote their approval of this Agreement and the Merger contemplated hereby as required under the FBCA and the KGCC at the shareholder meetings held pursuant to Section 10.1 of this Agreement; or

          (h) by the Company, if the Average Gold Banc Stock Price is less than $10.00 and the Board of Directors of the Company determines, by a vote of a majority of the entire Board, at any time during the period commencing on the sixth day following the Determination Date and ending on the tenth day after the Determination Date to terminate this Agreement; provided, however, before exercising its rights to effect termination under this Section 11.1(h), the Company shall first have satisfied the good faith procedures specified in Section 2.7 of this Agreement, it being agreed that it shall not be a failure to negotiate in good faith if the Board of Directors of the Company declines to agree to a revised Exchange Ratio because it has determined in its reasonable business judgment that there has been a Material Adverse Change in Gold Banc and its subsidiaries, taken as a whole.

As used in this Section 11.1, actions contemplated as being taken by Gold Banc or the Company must be taken by their respective
Boards of Directors or the executive committee of such Boards.

          Section 11.2 Effect of Termination. Except in the event of a termination of this Agreement pursuant to Section 11.1(d) or Section 11.3 hereof, there shall be no liability on the parties hereto or any of their respective directors, officers or shareholders as a result thereof under this Agreement. A termination under Section 11.1(d) hereof shall not prejudice any claim for damages which any party may have hereunder or in law or in equity as a consequence of any matter giving rise to a termination of the Agreement under Section 11.1(d) hereof. Sections 6.6, 10.4, 10.5, 11.2, 11.3, 12.3 and 12.8 shall survive termination of this Agreement.

          Section 11.3   Termination Fee; Other Fees.

          (a) The Company agrees to pay to Gold Banc upon demand a termination fee of Three Million Dollars ($3,000,000) (the "Termination Fee") if this Agreement is terminated (i) by the Company pursuant to Section 11.1(e) or (ii) by Gold Banc pursuant to Section 11.1(f). In the event of a termination of this Agreement pursuant to Section 11.1(e) or 11.1(f) of this Agreement, the payments provided under this
     Section 11.3(a) shall be the sole and exclusive remedy available to Gold Banc.

          (b) In the event this Agreement is terminated as a result of Gold Banc's failure or breach under Section 11.1(d), Gold Banc shall reimburse the Company for its reasonable out-of-pocket expenses relating to the Merger (including, without limitation, the fees and expenses of the Company's Counsel, the Company's Accountants and Advest, Inc. (other than performance fees)). This payment is not the exclusive remedy available to the Company for any such failure or breach on the part of Gold Banc and will not serve as liquidated damages therefor, and such payment will cumulative to all other remedies available to the Company under this Agreement and under applicable Law.

          (c) In the event this Agreement is terminated as a result of the Company's failure or breach under Section 11.1(d), the Company shall reimburse Gold Banc for its reasonable out-of-pocket expenses relating to the Merger (including without limitation the fees and expenses of Gold Banc's Counsel, Gold Banc's Accountants and Gold Banc's investment bankers and SEC fees and printing fees)). This payment is not the exclusive remedy available to Gold Banc for any such failure or breach on the part of the Company and will not serve as liquidated damages therefor, and such payment will cumulative to all other remedies available to Gold Banc under this Agreement and under applicable Law.

          Section 11.4   Specific Performance.

          (a) Subject to Section 11.1, in the event Gold Banc and Acquisition Subsidiary have performed all of their obligations hereunder and all conditions precedent to the obligation of the Company to close have been met or waived in writing by the Company, but the Company fails or otherwise refuses to close, then either or both of Gold Banc and Acquisition Subsidiary shall be entitled to enforce the terms hereof by an Action seeking specific performance.
     Such right is not exclusive and shall not preclude Gold Banc or Acquisition Subsidiary from also pursuing an Action to recover any and all damages resulting from the Company's default hereunder. All remedies available to Gold Banc or Acquisition Subsidiary hereunder or by law are cumulative

          (b) In the event the Company has performed all of its obligations hereunder and all conditions precedent to the obligations of Gold Banc and Acquisition Subsidiary to close have been met or waived in writing by Gold Banc and Acquisition Subsidiary, but Gold Banc and Acquisition Subsidiary fail or otherwise refuse to close, then the Company shall be entitled to enforce the terms hereof by an Action seeking specific performance. Such right is not exclusive and shall not preclude the Company from also pursuing an Action to recover any and all damages resulting from the default by Gold Banc and Acquisition Subsidiary hereunder. All remedies available to the Company hereunder or by law are cumulative.

                           ARTICLE XII
                          MISCELLANEOUS

          Section 12.1 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, Gold Banc or Acquisition Subsidiary, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 12.2 Extension: Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          Section 12.3   Expenses. Except as set forth herein,
each party shall be responsible for its own expenses in connection with this transaction. Specifically, each party shall be responsible for their own legal and accounting fees and any related costs or charges associated with the negotiation, execution and consummation of this Agreement.

          Section 12.4 Parties in Interest. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

          Section 12.5 Entire Agreement; Amendments; Waiver. This Agreement contains the entire understanding of Gold Banc, Acquisition Subsidiary and the Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

          Section 12.6 Obligation of Gold Banc. Whenever this Agreement requires Gold Banc (including Acquisition Subsidiary) to take any action, such requirement will be deemed to include an undertaking of Gold Banc to cause the Gold Banc Subsidiaries to take such action, if necessary.

          Section 12.7 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when personally delivered,
(b) on the first Business Day following the Business Day on which delivered to a nationally recognized overnight delivery service,
(c) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine) or (d) if sent by certified or registered mail, return receipt requested, on the Business Day that it is delivered or its delivery is attempted, in any case addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

     If to the Company:

          Jerry L. Neff
          American Bancshares, Inc.
          4502 Cortez Road West
          Bradenton, Florida  34210-2801
          Telephone: (941) 795-3050
          FAX: (941) 798-3712

     with a copy to:

          Richard A. Denmon
          Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A.
          One Harbor Place
          777 South Harbour Island Boulevard
          Tampa, Florida  33602-5799
          Telephone: (813) 223-7000
          FAX:  (813) 229-4133

     If to Gold Banc:

          Michael W. Gullion
          Gold Banc Corporation, Inc.
          11301 Nall Avenue
          Leawood, KS 66211
          Telephone: (913) 451-8050
          FAX: (913) 451-8004

     with a copy to:

          Michael W. Lochmann
          Stinson, Mag & Fizzell, P.C.
          1201 Walnut Street, Suite 2800
          Kansas City, MO 64106
          Telephone: (816) 842-8600
          FAX: (816) 691-3495

          Section 12.8 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, except to the extent that Kansas corporate law applies to the provisions hereof relating to the Company Merger.

          Section 12.9   Fiduciary Duties.  Notwithstanding
anything to the contrary in this Agreement, no provision of this Agreement shall be construed to prevent the exercise by any
       director of the Company (or the actions of the Company thereon)
of his fiduciary duty under applicable federal or state law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              GOLD BANC CORPORATION, INC.


                              By: /s/ Michael W. Gullion
                                 Name:  Michael W. Gullion
                                 Title:    Chairman of the Board
ATTEST:


___________________________
Name:     Keith E. Bouchey
Title:    Secretary
                              GOLD BANC ACQUISITION CORPORATION
                              XI, INC.



                              By: /s/ Michael W. Gullion
                                 Name: Michael W. Gullion
                                 Title:   President
ATTEST:


__________________________
Name:     Keith E. Bouchey
Title:    Secretary
                              AMERICAN BANCSHARES, INC.



                              By:  /s/ Jerry L. Neff
                                 Name:  Jerry L. Neff
                                 Title:    President and Chief
Executive Officer
ATTEST:


_________________________
Name: ___________________
Title:    Secretary

STATE OF ________________     )
                              ) ss.
COUNTY OF _______________     )

     ON THIS ___ day of September, 1999 before me the undersigned, a Notary Public in and for the County and the aforesaid, came Michael W. Gullion, Chairman of the Board of Gold Banc Corporation, Inc., a Kansas corporation, and Keith E. Bouchey, Secretary, who are personally known to me to be such persons, and who is personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                 _______________________________
                                 NOTARY PUBLIC

My Appointment Expires:

______________________

STATE OF _________________    )
                              ) ss.
COUNTY OF ________________    )

     ON THIS ___ day of September, 1999, before me the undersigned, a Notary Public in and for the County and state aforesaid, came Michael W. Gullion, President of Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation, and Keith
E. Bouchey, Secretary, who are personally known to me to be such persons, and who is personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                 _______________________________
                                 NOTARY PUBLIC

My Appointment Expires:

______________________

STATE OF ________________     )
                              ) ss.
COUNTY OF _______________     )

     ON THIS ___ day of September, 1999, before me the undersigned, a Notary Public in and for the County and state aforesaid, came Jerry L. Neff, President and Chief Executive Officer of American Bancshares, Inc., a Florida corporation, and __________________________, Secretary, who are personally known to me to be such persons, and who is personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                 _______________________________
                                 NOTARY PUBLIC

My Appointment Expires:

_______________________

                                                 EXECUTION COPY

_______________________________________________________________
_______________________________________________________________











               AGREEMENT AND PLAN OF REORGANIZATION



                           By and Among

                    GOLD BANC CORPORATION, INC.

            GOLD BANC ACQUISITION CORPORATION XI, INC.

                              and

                    AMERICAN BANCSHARES, INC.



                       September 6, 1999






_______________________________________________________________
_______________________________________________________________

                        TABLE OF CONTENTS

                                                                     PAGE

ARTICLE I
        DEFINITIONS . . . . . . . . . . . . . . . .. . . . . . . . . . 1
          Section 1.1    Defined Terms . . . . . . . . . . . . . . . . 1
          Section 1.2    Construction. . . . . . . . . . . . . . . . . 7

ARTICLE II
        THE COMPANY MERGER . . . . . . . . . . . . . . . . . . . . . . 8
          Section 2.1    The Merger. . . . . . . . . . . . . . . . . . 8
          Section 2.2    Effective Time of the Company
                         Merger. . . . . . . . . . . . . . . . . . . . 8
          Section 2.3    Articles of Incorporation, Bylaws,
                         Directors and Officers. . . . . . . . . . . . 8
          Section 2.4    Effect of Company Merger. . . . . . . . . . . 9
          Section 2.5    Further Assurances. . . . . . . . . . . . . . 9
          Section 2.6    Conversion of Acquisition Subsidiary
                         Common Stock. . . . . . . . . . . . . . . . . 9
          Section 2.7    Effect of Merger on Company Stock . . . . . . 9
          Section 2.8    Exchange of Certificates. . . . . . . . . . .10
          Section 2.9    Closing of the Company Transfer
                         Books . . . . . . . . . . . . . . . . . . . .11
          Section 2.10   Voting and Dividends. . . . . . . . . . . . .11
          Section 2.11   Stockholders' Approval. . . . . . . . . . . .11
          Section 2.12   Adjustments . . . . . . . . . . . . . . . . .12
          Section 2.13   Voting Agreements . . . . . . . . . . . . . .12
          Section 2.14   Decrease in Exchange Ratio for
                         Failure to Achieve Financial
                         Measures. . . . . . . . . . . . . . . . . . .12

ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . .13
          Section 3.1    Organization and Active Status. . . . . . . .13
          Section 3.2    Capital Structure . . . . . . . . . . . . . .14
          Section 3.3    Authority . . . . . . . . . . . . . . . . . .15
          Section 3.4    Stockholder Approval. . . . . . . . . . . . .16
          Section 3.5    No Violations . . . . . . . . . . . . . . . .16
          Section 3.6    SEC Documents and Financial
                         Statements. . . . . . . . . . . . . . . . . .17
          Section 3.7    Information Supplied. . . . . . . . . . . . .18
          Section 3.8    Internal Controls and Records . . . . . . . .18
          Section 3.9    Taxes . . . . . . . . . . . . . . . . . . . .18
          Section 3.10   Title to Assets . . . . . . . . . . . . . . .19
          Section 3.11   Leases. . . . . . . . . . . . . . . . . . . .19
          Section 3.12   Intangible Properties . . . . . . . . . . . .20
          Section 3.13   Regulatory Filings. . . . . . . . . . . . . .21
          Section 3.14   Insurance . . . . . . . . . . . . . . . . . .21

          Section 3.15   Compliance with ERISA . . . . . . . . . . . .21
          Section 3.16   Environmental Laws. . . . . . . . . . . . . .22
          Section 3.17   Labor Matters . . . . . . . . . . . . . . . .22
          Section 3.18   Year 2000 Compliance. . . . . . . . . . . . .23
          Section 3.19   Legal Proceedings . . . . . . . . . . . . . .23
          Section 3.20   Material Contracts. . . . . . . . . . . . . .23
          Section 3.21   Required Consents . . . . . . . . . . . . . .24
          Section 3.22   Broker's Fees . . . . . . . . . . . . . . . .24
          Section 3.23   No Material Adverse Change. . . . . . . . . .24
          Section 3.24   Absence of Certain Events . . . . . . . . . .25
          Section 3.25   Loans . . . . . . . . . . . . . . . . . . . .25
          Section 3.26   Opinion of Financial Advisers . . . . . . . .26
          Section 3.27   Accounting Matters. . . . . . . . . . . . . .26
          Section 3.28   Beneficial Ownership of Gold Banc
                         Common Stock. . . . . . . . . . . . . . . . .26
          Section 3.29   Undisclosed Liabilities; Adverse
                         Agreements. . . . . . . . . . . . . . . . . .26
          Section 3.30   No Dissenter's Rights . . . . . . . . . . . .26
          Section 3.31   Deductibility of Severance
                         Payments. . . . . . . . . . . . . . . . . . .27
          Section 3.32   Full Disclosure . . . . . . . . . . . . . . .27

ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF GOLD BANC. . . . . . . . . .27
          Section 4.1    Corporate . . . . . . . . . . . . . . . . . .27
          Section 4.2    Capital Structure . . . . . . . . . . . . . .28
          Section 4.3    Authority . . . . . . . . . . . . . . . . . .28
          Section 4.4    Stockholder Approval. . . . . . . . . . . . .30
          Section 4.5    Status of Gold Banc Common Stock
                         to be Issued. . . . . . . . . . . . . . . . .30
          Section 4.6    No Violation. . . . . . . . . . . . . . . . .31
          Section 4.7    SEC Documents . . . . . . . . . . . . . . . .31
          Section 4.8    Information Supplied. . . . . . . . . . . . .32
          Section 4.9    Internal Controls and Records . . . . . . . .32
          Section 4.10   Taxes . . . . . . . . . . . . . . . . . . . .32
          Section 4.11   Regulatory Filings. . . . . . . . . . . . . .33
          Section 4.12   Compliance with ERISA . . . . . . . . . . . .33
          Section 4.13   Environmental Laws. . . . . . . . . . . . . .33
          Section 4.14   Year 2000 Compliance. . . . . . . . . . . . .34
          Section 4.15   Legal Proceedings . . . . . . . . . . . . . .34
          Section 4.16   Required Consents . . . . . . . . . . . . . .34
          Section 4.17   Broker's Fees . . . . . . . . . . . . . . . .35
          Section 4.18   No Material Adverse Change. . . . . . . . . .35
          Section 4.19   Undisclosed Liabilities;
                         Adverse Agreements. . . . . . . . . . . . . .35
          Section 4.20   Disclosure. . . . . . . . . . . . . . . . . .35
          Section 4.21   Ownership of Company Common
                         Stock.  . . . . . . . . . . . . . . . . . . .35
          Section 4.22   Material Contracts.   . . . . . . . . . . . .35

          Section 4.23   Continuation of  the Bank's Identity
                         and Directors.. . . . . . . . . . . . . . . .36
ARTICLE VCOVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . .36
          Section 5.1    Affirmative Covenants of the
                         Company . . . . . . . . . . . . . . . . . . .36
          Section 5.2    Negative Covenants of the
                         Company . . . . . . . . . . . . . . . . . . .36
          Section 5.3    Inspection. . . . . . . . . . . . . . . . . .39
          Section 5.4    Financial Statements and
                         Call Reports. . . . . . . . . . . . . . . . .39
          Section 5.5    [Reserved . . . . . . . . . . . . . . . . . .39
          Section 5.6    Right to Attend Meetings. . . . . . . . . . .39
          Section 5.7    Data Processing . . . . . . . . . . . . . . .39
          Section 5.8    No Solicitation . . . . . . . . . . . . . . .39
          Section 5.9    Regulatory Approvals. . . . . . . . . . . . .41
          Section 5.10   Information . . . . . . . . . . . . . . . . .41
          Section 5.11   Tax-Free Reorganization
                         Treatment . . . . . . . . . . . . . . . . . .41
          Section 5.12   Pooling-of-Interests Accounting
                         Treatment . . . . . . . . . . . . . . . . . .41
          Section 5.13   Cooperation by the Company. . . . . . . . . .41
          Section 5.14   Year 2000 Compliance. . . . . . . . . . . . .41
          Section 5.15   Proxy Statement and Registration
                         Statement . . . . . . . . . . . . . . . . . .41
          Section 5.16   Confidentiality.  . . . . . . . . . . 42
          Section 5.17   Employee Benefit Plans. . . . . . . . 42
          Section 5.18   Deductibility of Severance
                         Payments. . . . . . . . . . . . . . . . . . .43
          Section 5.19   Company Employment Agreements . . . . . . . .43
          Section 5.20   Achievement of Financial
                         Measures. . . . . . . . . . . . . . . . . . .43
          Section 5.21   Company's Accounting of
                         Merger Expenses.. . . . . . . . . . . . . . .43

ARTICLE VI
        COVENANTS OF GOLD BANC AND ACQUISITION SUBSIDIARY. . . . . . .43
          Section 6.1    Regulatory Approvals. . . . . . . . . . . . .43
          Section 6.2    Information . . . . . . . . . . . . . . . . .43
          Section 6.3    Tax-Free Reorganization
                         Treatment . . . . . . . . . . . . . . . . . .44
          Section 6.4    Employee Benefit Plans; Prior
                         Service Credit. . . . . . . . . . . . . . . .44
          Section 6.5    Assumption of Company Stock
                         Options . . . . . . . . . . . . . . . . . . .44
          Section 6.6    Confidentiality . . . . . . . . . . . . . . .46
          Section 6.7    Pooling-of-Interest Accounting. . . . . . . .46
          Section 6.8    Cooperation by Gold Banc and
                         Acquisition Subsidiary. . . . . . . . . . . .46
          Section 6.9    Year 2000 Compliance. . . . . . . . . . . . .46
          Section 6.10   Nasdaq Listing. . . . . . . . . . . . . . . .46
          Section 6.11   Continuation of Business.   . . . . . . . . .46
          Section 6.12   Election of Bank Directors. . . . . . . . . .47

ARTICLE VII
        CONDITIONS PRECEDENT TO OBLIGATIONSOF THE COMPANY. . . . . . .47

          Section 7.1    Representations, Warranties and
                         Covenants . . . . . . . . . . . . . . . . . .47
          Section 7.2    Regulatory Authority Approval . . . . . . . .47
          Section 7.3    Litigation. . . . . . . . . . . . . . . . . .47
          Section 7.4    Approval by Stockholders. . . . . . . . . . .47
          Section 7.5    Adverse Changes . . . . . . . . . . . . . . .48
          Section 7.6    Federal Tax Opinion . . . . . . . . . . . . .48
          Section 7.7    Opinion of Counsel. . . . . . . . . . . . . .48
          Section 7.8    Nasdaq Listing.   . . . . . . . . . . . . . .48
          Section 7.9    Market Price of Gold Banc
                         Common Stock. . . . . . . . . . . . . . . . .48
          Section 7.10   Fairness Opinion. . . . . . . . . . . . . . .48
          Section 7.11   Qualification for
                         Pooling-of-Interest Treatment.. . . . . . . .48
          Section 7.12   Registration Statement. . . . . . . . . . . .48
          Section 7.13   Payment of Merger Consideration.. . . . . . .49

ARTICLE VIII
        CONDITIONS PRECEDENT TO OBLIGATIONS OF GOLD BANC AND
        ACQUISITION SUBSIDIARY . . . . . . . . . . . . . . . . . . . .49
          Section 8.1    Representations, Warranties and
                         Covenants . . . . . . . . . . . . . . . . . .49
          Section 8.2    Adverse Changes . . . . . . . . . . . . . . .49
          Section 8.3    Regulatory Authority Approval . . . . . . . .49
          Section 8.4    Litigation. . . . . . . . . . . . . . . . . .49
          Section 8.5    Financial Measures. . . . . . . . . . . . . .50
          Section 8.6    Approval by Stockholders. . . . . . . . . . .50
          Section 8.7    Tax Representations . . . . . . . . . . . . .50
          Section 8.8    Affiliate Agreements. . . . . . . . . . . . .50
          Section 8.9    Federal Tax Opinion . . . . . . . . . . . . .50
          Section 8.10   Opinion of Counsel. . . . . . . . . . . . . .51
          Section 8.11   Qualification for Pooling-of-Interest
                         Treatment . . . . . . . . . . . . . . . . . .51
          Section 8.12   Deductibility of Severance
                         Payments. . . . . . . . . . . . . . . . . . .51

ARTICLE IX
        NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . .51
          Section 9.1    No Survival of Representations
                         and Warranties. . . . . . . . . . . . . . . .51

ARTICLE XSECURITIES LAWS MATTERS                               . . . . . 52
          Section 10.1   Registration Statement and Proxy
                         Statement . . . . . . . . . . . . . . . . . .52
          Section 10.2   State Securities Laws . . . . . . . . . . . .53
          Section 10.3   Publication of Combined Financial
                         Results . . . . . . . . . . . . . . . . . . .53
          Section 10.4   Indemnification by Gold Banc. . . . . . . . .53
          Section 10.5   Indemnification by the Company. . . . . . . .53
          Section 10.6   Indemnification by the Surviving
                         Corporation.. . . . . . . . . . . . . . . . .54

ARTICLE XI
        TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . .54
          Section 11.1   Basis for Termination . . . . . . . . . . . .54
          Section 11.2   Effect of Termination . . . . . . . . . . . .56
          Section 11.3   Termination Fee; Other Fees . . . . . . . . .56
          Section 11.4   Specific Performance. . . . . . . . . . . . .57

ARTICLE XII
        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .57
          Section 12.1   Amendment . . . . . . . . . . . . . . . . . .57
          Section 12.2   Extension: Waiver . . . . . . . . . . . . . .57
          Section 12.3   Expenses. . . . . . . . . . . . . . . . . . .58
          Section 12.4   Parties in Interest . . . . . . . . . . . . .58
          Section 12.5   Entire Agreement; Amendments;
                         Waiver. . . . . . . . . . . . . . . . . . . .58
          Section 12.6   Obligation of Gold Banc.  . . . . . . . . . .58
          Section 12.7   Notices . . . . . . . . . . . . . . . . . . .58
          Section 12.8   Law Governing . . . . . . . . . . . . . . . .59
          Section 12.9   Fiduciary Duties. . . . . . . . . . . . . . .59

Signature Pages  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

                    LIST OF COMPANY SCHEDULES

Schedule 3.10         Owned Real Property
Schedule 3.11(a)      Real Property Leases
Schedule 3.11(b)      Personal Property Leases
Schedule 3.12(c)      Intangible Property
Schedule 3.15         Employee Benefit Plans
Schedule 3.19         Pending Legal Actions
Schedule 3.20         Material Contracts
Schedule 3.21         Required Consents for Company
Schedule 3.22         Broker's Fees
Schedule 3.24         Absence of Certain Events
Schedule 3.31         Severance Payments


                   LIST OF GOLD BANC SCHEDULES

Schedule 4.1          Gold Banc Subsidiaries
Schedule 4.15         Gold Banc Actions Pending
Schedule 4.16         Gold Banc Required Consents
Schedule 4.22         Additional Material Contracts


                         LIST OF EXHIBITS

Exhibit A        Form of Voting Agreement
Exhibit B        Form of Affiliate Letter